Exhibit 4.1

Cloud Peak Energy Resources LLC

and

Cloud Peak Energy Finance Corp.

as Issuers

the Guarantors party hereto

and

Wilmington Trust Company

as Trustee

and

Citibank, N.A.

as Securities Administrator

Indenture

Dated as of November 25, 2009

8.250% Senior Notes due 2017

8.500% Senior Notes due 2019

CROSS-REFERENCE TABLE(1)

TIA Sections			Indenture Sections

§	310	(a)	7.10
		(b)	7.03, 7.08
§	311		7.03
§	311	(b) (4)	7.03
		(b) (6)	7.03
§	312	(a)	11.02
		(b)	11.02
§	313	(a)	7.06
		(c)	7.05, 7.06
		(d)	7.06
§	314	(a)	4.16
§	315	(a)	7.02
		(b)	7.02, 7.05
		(c)	7.02
		(d)	7.02
§	316	(c)	11.02

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TABLE OF CONTENTS (cont.)

TABLE OF CONTENTS (cont.)

TABLE OF CONTENTS (cont.)

TABLE OF CONTENTS (cont.)

Page

EXHIBITS
EXHIBIT A-1	Form of 2017 Note
EXHIBIT A-2	Form of 2019 Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate
EXHIBIT G	Institutional Accredited Investor Certificate
EXHIBIT H	Certificate of Beneficial Ownership
EXHIBIT I	Temporary Offshore Global Note Legend

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INDENTURE, dated as of November 25, 2009, among Cloud Peak Energy Resources LLC, a Delaware limited liability company, as the Company, Cloud Peak Energy Finance Corp., a Delaware corporation, as the Co-Issuer, and together with the Company, the Issuers, the Guarantors party hereto and Wilmington Trust Company, a Delaware banking corporation, as Trustee and Citibank, N.A., a national banking association, as Securities Administrator.

RECITALS

The Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $300,000,000 aggregate principal amount of the Issuers’ 8.250% Senior Notes Due 2017 (the “2017 Notes”) and up to $300,000,000 aggregate principal amount of the Issuers’ 8.500% Senior Notes Due 2019 (the “2019 Notes”), and, if and when issued, any Additional Notes of either series, together with any Exchange Notes of either series issued therefor as provided herein (collectively with the 2017 Notes and the 2019 Notes, the “Notes”).  All things necessary to make this Indenture a valid agreement of the Issuers, in accordance with its terms, have been done, and the Issuers have done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Issuers and authenticated and delivered by the Securities Administrator and duly issued by the Issuers, the valid obligations of the Issuers as hereinafter provided.

In addition, the Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes.  All things necessary to make this Indenture a valid agreement of each Guarantor, in accordance with its terms, has been done, and each Guarantor has done all things necessary to make the Note Guarantees, when the Notes are executed by the Issuers and authenticated and delivered by the Securities Administrator and duly issued by the Issuers, the valid obligations of such Guarantor as hereinafter provided.

This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

“Acquired Debt” means Debt of a Person existing at the time the Person is acquired by, or merges with or into, the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that such Debt is not Incurred in connection with, or in contemplation of, the Person being acquired by or merging with or into or becoming a Restricted Subsidiary.

“Acquisition” means, with respect to any Person (the “acquiror”), any direct or indirect acquisition by such acquiror of all or substantially all of the Equity Interests in another Person, all or substantially all of the coal or other mineral reserves of such other Person or any other assets or business of any other Person constituting a business unit, line of business or division of such other Person.

“Acquisition Agreement” means the Acquisition Agreement between Holdings and Parent to be entered into on or prior to November 19, 2009.

“Additional Assets” means all or substantially all of the assets of a Permitted Business, or Voting Stock of another Person engaged in a Permitted Business that will, on the date of acquisition, be a Restricted Subsidiary, or other assets (other than cash and Cash Equivalents or securities (including Equity Interests)) that are to be used in a Permitted Business.

“Adjustable Asset” means the RTEA Units and any asset other than cash owned by the Company, either directly or indirectly through one or more entities that are treated as partnerships or that are disregarded for U.S. federal income tax purposes.

“Additional Interest” means additional interest owed to the Holders of Notes of a series pursuant to a Registration Rights Agreement.

“Additional Notes” means any notes issued under this Indenture in addition to the Original Notes of a series, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes of a series except that interest may accrue on the Additional Notes from their date of issuance.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries controls or is controlled by or is under common control with, such specified Person.  For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise (provided that the Parent and its Affiliates (other than Holdings and its Subsidiaries) shall not be deemed to control the Issuers solely as a result of the rights and obligations under the Transaction Documents), and a Person shall be presumed to “control” another Person if (A) the first Person either (i) is the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the Voting Stock of such specified Person or (ii) (x) is the beneficial owner, directly or indirectly, of 10% or more of the total voting power of the Voting Stock of such specified Person and (y) has the right to appoint or nominate, or has an officer or director that is, at least one member of the Board of Directors of such specified Person, or (B) if the specified Person is a limited liability company, the first Person is the managing member.  “Controlled” has a meaning correlative thereto.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Premium” means with respect to any Note on any redemption date the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess (if any) of (a) the present value at such redemption date of (1) the redemption price of such Note at December 15, 2013, in the case of the 2017 Notes, and December 15, 2014, in the case of the 2019 Notes, each as set forth under Section 3.01 plus (2) all required interest payments due on such Note from the redemption date through December 15, 2013, in the case of the 2017 Notes, and December 15, 2014, in the case of the 2019 Notes, (in each case excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points over (b) the principal amount of such Note.

“Asset Sale” means any sale, lease (other than operating leases or capital leases entered into in the ordinary course of a mining business), transfer or other disposition of any assets by the Company or any Restricted Subsidiary outside of the ordinary course of business, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1)        a disposition to the Company or a Restricted Subsidiary, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary;

(2)        the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof, and dispositions of Receivables and related assets by a Securitization Subsidiary in connection with a Permitted Receivables Financing;

(3)        a transaction covered by Section 5.01;

(4)        a Restricted Payment permitted under Section 4.07 or a Permitted Investment;

(5)        any transfer of property or assets that consists of grants by the Company or its Restricted Subsidiaries in the ordinary course of business of licenses or sub-licenses, including with respect to intellectual property rights;

(6)        the sale of Capital Stock of an Unrestricted Subsidiary;

(7)        the sale of assets by the Company and its Restricted Subsidiaries consisting of leases and subleases of real property solely to the extent that such real property is not necessary for the normal conduct of operations of the Company and its Restricted Subsidiaries;

(8)        foreclosure of assets of the Company or any of its Restricted Subsidiaries to the extent not constituting a Default;

(9)        the sale or other disposition of cash or Cash Equivalents;

(10)      the unwinding of any Hedging Agreements;

(11)      the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(12)      the issuance of Disqualified Stock or Preferred Stock pursuant to Section 4.06;

(13)      (a) the sale of damaged, obsolete, unusable or worn out equipment or equipment that is no longer needed in the conduct of the business of the Company and its Restricted Subsidiaries and (b) sales of inventory, used or surplus equipment or reserves and dispositions related to the burn-off of mines;

(14)      any disposition in a transaction or series of related transactions of assets with a fair market value of less than $5.0 million;

(15)      dispositions of assets by virtue of an asset exchange or swap with a third party in any transaction (x) with an aggregate fair market value less than or equal to $12.5 million, (y) involving a coal-for-coal swap or (z) consisting of a coal swap involving any Real Property;

(16)      exchanges and relocation of easements for pipelines, oil and gas infrastructure and similar arrangements in the ordinary course of business; and

(17)      disposition of assets related to Jacobs Ranch or the sale thereof required pursuant to the Master Separation Agreement and the Membership Interest Purchase Agreement.

If, in connection with an acquisition by the Company or any Restricted Subsidiary, a portion of the acquired assets are disposed of within 90 days of such acquisition, such disposition shall not be deemed to be an Asset Sale; provided that such assets are disposed of for Fair Market Value.

“Attributable Indebtedness” means, at any date, in respect of Capital Leases of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared in accordance with GAAP.

“Authenticating Agent” refers to a Person appointed to authenticate the Notes pursuant to Section 2.03.  The initial Authenticating Agent shall be the Securities Administrator.

“Average Life” means, as of the date of determination with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“bankruptcy default” has the meaning assigned to such term in Section 6.01.

“Basis Adjustment” means the adjustment to the tax basis of an Adjustable Asset under any provision of the Code, including Section 732 of the Code (in situations where, as a result of one or more Exchanges, the Company becomes an entity that is disregarded as separate from its owner for tax purposes), Section 1012 of the Code, or Sections 743(b) and 754 of the Code (in situations where, following an Exchange, the Company remains in existence as an entity for tax purposes) as a result, in each case, of an Exchange and the payments made pursuant to the Tax Receivable Agreement. The amount of any Basis Adjustment resulting from an Exchange of one or more RTEA Units shall be determined without regard to any Pre-Exchange Transfer of such RTEA Units and as if any such Pre-Exchange Transfer had not occurred.

“Board of Directors” means:

(1)        with respect to the Company, its board of members or, if the Company does not have a board of members, the board of directors of Holdings;

(2)        with respect to Holdings, the board of directors of Holdings; and

(3)        with respect to any other Person, (i) if the Person is a corporation, the board of directors of the corporation, (ii) if the Person is a partnership, the Board of Directors of the general partner of the partnership and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee or the Corporate Trust Office of the Securities Administrator is located are authorized by law to close.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means

(1)        in the case of a corporation, corporate stock;

(2)        in the case of an association or business entity, any and all shares, interests, participations rights or other equivalents (however designated) of corporate stock;

(3)        in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)        any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means

(1)        United States dollars, or money in other currencies,

(2)        U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding one year from the date of acquisition,

(3)        (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof (including any branch of a foreign bank licensed under any such laws) having capital, surplus and undivided profits in excess of $250 million (or the foreign currency equivalent thereof) whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s,

(4)        commercial paper maturing within 364 days from the date of acquisition thereof and having, at such date of acquisition, ratings of at least A-1 by S&P or P-1 by Moody’s,

(5)        readily marketable direct obligations issued by any state, commonwealth or territory of the U.S. or any political subdivision thereof, in each case rated at least A-1 by S&P or P-1 by Moody’s with maturities not exceeding one year from the date of acquisition;

(6)        investment funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above;

(7)        fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (2) above and entered into with a financial institution satisfying the criteria described in clause (3) above; and

(8)        in the case of a Foreign Restricted Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such person conducts business.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means:

(1)        Permitted Holders (other than Holdings) are or become the “beneficial owners” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 65% of the total voting power of the Voting Stock of Holdings or the Company;

(2)        any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Holdings or the Company;

(3)        individuals who on the Issue Date constituted the Board of Directors of the Company or Holdings, together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company or Holdings was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Company or Holdings then in office;

(4)        Holdings ceases to be the managing member of the Company; or

(5)        the adoption of a plan relating to the liquidation or dissolution of Holdings or the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Issuer” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Section 5.02.

“Commission” means the Securities and Exchange Commission.

“common equity”, when used with respect to a contribution of capital to the Company, means a capital contribution to the Company in a manner that does not constitute Disqualified Equity Interests.

“Common Stock” means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Section 5.01.

“Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated, but excluding Specified Coal Agreement Obligations), after eliminating (a) all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries and (b) all current maturities of long-term Debt.

“Consolidated Net Income” means, for any period (i) the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, minus (but without duplication) (ii) (a) for any period in which the Company is a pass-through entity for purposes of U.S. federal taxes, any Permitted Tax Distributions made with respect to such period and (b) any payments made under clause (b)(9)(iii) under Section 4.07, provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

(1)        the net income (or loss) of any Person that is a non Wholly-Owned Restricted Subsidiary (including any joint venture that is a Restricted Subsidiary), except to the extent of the Company’s share, determined pro rata with its percentage interest (direct or indirect) of common stock of such Person, of such Person’s net income earned during such period;

(2)        the net income (or loss) of any Person other than a Restricted Subsidiary (including any joint venture that is not a Restricted Subsidiary), except to the extent of dividends or other distributions actually paid in cash to the Company or any of its Restricted Subsidiaries by such Person during such period;

(3)        the net income (or loss) of any Person (other than the Company and the Guarantors) to the extent that the declaration or payment of dividends or similar distributions by such Person of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Person or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived;

(4)        any net after-tax (provided that, for any period in which the Company is a pass-through entity for purposes of U.S. federal taxes, net of the amount included in a Permitted Tax Distribution made with respect thereto) gains or losses (less all fees and expenses or charges relating thereto) attributable to asset sales or other dispositions, in each case other than in the ordinary course of business;

(5)        any net after-tax (provided that, for any period in which the Company is a pass-through entity for purposes of U.S. federal taxes, net of the amount included in a Permitted Tax Distribution made with respect thereto) extraordinary gains or losses; and

(6)        the cumulative effect of a change in accounting principles.

“Consolidated Net Tangible Assets” means, as of any date of determination, (a) the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Company and its Restricted Subsidiaries minus (b) the sum of all amounts that would, in accordance with GAAP, be set forth opposite the captions “goodwill” or other intangible categories (or any like caption) on a consolidated balance sheet of the Company and its Restricted Subsidiaries minus (c) Consolidated Current Liabilities, all determined as of such date and after giving pro forma effect to any transactions occurring on such date.

“Corporate Trust Office” means (i) with respect to the Trustee, the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware, 19890, Attn:  Corporate Trust Administration:  Cloud Peak Energy, or any other address that the Trustee may designate from time to time by notice to the Company, the Holders and the Securities Administrator and (ii) with respect to the Securities Administrator, the corporate trust office of the Securities Administrator at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located (a) for purposes other than transfers, exchanges or surrender of the Securities, at 388 Greenwich Street, 14th Floor, New York, NY 10013, Attention:  Global Transaction Services- Cloud Peak Energy and (b)

for transfers, exchanges or surrender of the Securities, at 111 Wall Street, 15th Floor, New York, NY 10005, Attention:  15th Floor Window - Cloud Peak Energy, or any other address that the Securities Administrator may designate from time to time by notice to the Company, the Holders and the Trustee.

“Credit Agreement” means the credit agreement dated on or about the Issue Date among the Company, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, together with any related documents (including any security documents and guarantee agreements), as such agreement may be amended, restated, modified, supplemented, extended, renewed, refunded, restructured, refinanced or replaced or substituted from time to time and whether by the same or any other agent, lender or group of lenders or other party.

“Credit Facilities” means (i) one or more credit facilities (including the Credit Agreement) with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including a Permitted Receivables Financing through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or the issuance of letters of credit or bankers’ acceptances or the like, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments), or (iii) instruments or agreements evidencing any other Debt, in each case, with the same or different borrowers or issuers and, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, restructured, refinanced or replaced or substituted in whole or in part from time to time and whether by the same or any other agent, lender or group of lenders or other party.

“Debt” means, with respect to any Person, without duplication,

(1)        all indebtedness of such Person for borrowed money;

(2)        all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than any obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees and similar obligations in respect of Specified Coal Agreements or under any Mining Law or Environmental Law or with respect to workers’ compensation benefits);

(3)        all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (solely to the extent such letters of credit, bankers’ acceptances or other similar instruments have been drawn);

(4)        all obligations of such Person to pay the deferred and unpaid purchase price of property or services provided by third-party service providers which are recorded as liabilities under GAAP, excluding (i) trade payables arising in the ordinary course of business, (ii) inter-company payables, (iii) working capital-based and other customary post-closing adjustments in acquisition transactions and (iv) salary and other employee compensation obligations incurred in the ordinary course;

(5)        the Attributable Indebtedness of such Person in respect of Capital Leases;

(6)        the amount of all Permitted Receivables Financings of such Person;

(7)        Disqualified Equity Interests issued by the Company

(8)        all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(9)        all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

(10)      all obligations of such Person under Hedging Agreements;

provided that in no event shall Debt include (i) Specified Coal Agreement Obligations, (ii) obligations (other than obligations with respect to Debt for borrowed money or other Funded Debt) related to surface rights under an agreement for the acquisition of surface rights for the production of coal reserves in the ordinary course of business in a manner consistent with historical practice of the Company (including the Parent, as its predecessor) and its Subsidiaries, (iii) obligations under the Tax Receivable Agreement or (iv) obligations under the Transaction Documents (other than the Tax Receivable Agreement) that are not in respect of Debt of the type referred to in clauses (1), (2) or (5) of a Person other than the Company and its Subsidiaries.

The amount of Debt of any Person will be deemed to be:

(A)       with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

(B)       with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(C)       with respect to any Hedging Agreement, the amount payable (determined after giving effect to all contractually permitted netting) if such Hedging Agreement terminated at that time; and

(D)       otherwise, the outstanding principal amount thereof.

“Decker” means Decker Coal Company, an unincorporated joint venture under the laws of Montana, of which the Company indirectly owns 50% of the Equity Interests.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuers or any of their Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers’ certificate, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Equity Interests” means Equity Interests that by their terms (or by the terms of any security into which such Equity Interests are convertible, or for which such Equity Interests are exchangeable, in each case at the option of the holder thereof) or upon the happening of any event

(1)        matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests, or

(2)        are convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt,

in each case prior to the date that is 91 days after the date on which the Notes mature; provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require the repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions

(A)       are no more favorable to the holders of such Equity Interests than Section 4.11 and Section 4.12, and

(B)       specifically state that repurchase or redemption pursuant thereto will not be required prior to the Issuers’ repurchase of the Notes as required by this Indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary formed under the laws of the United States of America or any jurisdiction thereof.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“EBITDA” means, for any period, the sum of

(1)        Consolidated Net Income, plus

(2)        Fixed Charges, to the extent deducted in calculating Consolidated Net Income, plus

(3)        to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP (including without limitation, any of the following items that have been paid under or in respect of the Transaction Documents):

(A)       the provision for Taxes based on income, profits or capital, including, without limitation, state franchise and similar Taxes (provided that, but without duplication, and for any period in which the Company is a pass-through entity for purposes of U.S. federal taxes, the amount of any Permitted Tax Distributions with respect to such period);

(B)       depreciation, depletion, amortization (including, without limitation, amortization of intangibles, deferred financing fees and any amortization included in pension, OPEB or other employee benefit expenses) and all other non-cash items reducing

Consolidated Net Income (including, without limitation, write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets and the impact of purchase accounting) but excluding, in each case, non-cash charges in a period which reflect cash expenses paid or to be paid in another period), less all non-cash items increasing Consolidated Net Income; and

(C)       all non-recurring or unusual gains (and less all non-recurring or unusual losses);

(D)       all non-cash start-up and transition costs, business optimization expenses and other non-cash restructuring charges;

(E)        the non-cash portion of “straight-line” rent expense, minus the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense;

(F)        non-cash compensation expense or other non-cash expenses or charges arising from the granting of stock options, the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation rights or similar arrangements);

(G)       any debt extinguishment costs;

(H)       accretion of asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, and any similar accounting in prior periods;

(I)         net after-tax losses attributable to asset sales, and net after-tax extraordinary losses (provided that, for any period in which the Company is a pass-through entity for purposes of U.S. federal taxes, net of the amount included in a Permitted Tax Distribution made with respect thereto);

(J)        any transaction costs, fees and expenses incurred on or about the Issue Date in respect of the Transactions;

(K)       (A) mark-to-market gains (and less any mark-to-market losses) relating to any Permitted Hedging Agreements and (B) any mark-to-market losses attributed to short positions in any actual or synthetic forward sales contracts relating to coal or any other similar device or instrument or other instrument classified as a “derivative” pursuant to SFAS 133;

(L)        commissions, premiums, discounts, fees or other charges relating to performance bonds, bid bonds, appeal bonds, surety bonds, reclamation and completion guarantees and other similar obligations;

(M)      any expense that is required to be paid or has been paid that is recognized on the income statement of the Company and its Subsidiaries as an expense, to the extent that such expense has been reimbursed (including through any contribution or deemed contribution to the equity capital of the Company) by Parent and its Affiliates (other than the Company and its Subsidiaries) to or on behalf of the Company and its Subsidiaries pursuant to the Transaction Documents (but in any event without duplication of any such reimbursement payment that is added in arriving at Consolidated Net Income for such period); and

(N)       any indemnification payments made to Parent and its Affiliates (other than the Company and its Subsidiaries) pursuant to the Transaction Documents in respect of non-recurring items; provided however that the aggregate amount of all such payments to be added back pursuant to this clause (N) shall not exceed $10.0 million in the aggregate;

provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary’s net income was included in calculating Consolidated Net Income, plus

(4)        net after-tax losses attributable to Asset Sales, and net after-tax extraordinary losses, to the extent reducing Consolidated Net Income.

Any reimbursement or equity contribution which is included in calculating EBITDA shall be excluded for purposes of calculations under Section 4.07(a)(3)(B).

“Environment” means soil, land surface or subsurface strata, water, surface waters (including navigable waters, ocean waters within applicable territorial limits, streams, ponds, drainage basins, and wetlands), ground waters, drinking water supply, water related sediments, air, plant and animal life, and any other environmental medium.

“Environmental Laws” means all laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, the preservation, restoration or reclamation of natural resources, or the presence, use, storage, discharge, management, release or threatened release of any pollutants, contaminants or hazardous or toxic substances, wastes or material or the effect of the environment on human health and safety.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means an offer and sale of Qualified Stock of Holdings (to the extent the proceeds thereof are contributed to the common equity of the Company) or the Company after the Issue Date other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise relating to compensation to officers, directors or employees.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excess Proceeds” has the meaning assigned to such term in Section 4.12.

“Exchange” means a redemption of RTEA Units pursuant to an exercise by Parent of its right to have its units in the Company redeemed, or any acquisition of RTEA Units by Holdings, whether acquired in connection with the initial public offering of Holdings made concurrently with the offering of the Notes or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes of the Issuers issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes of the same series in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes of such series (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).

“Exchange Offer” means an offer by the Issuers to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes of the same series for Exchange Notes of such series, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

“Fair Market Value” means, with respect to any property, the price that could be negotiated in an arm’s-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, (a) if such property has a Fair Market Value equal to or less than $20.0 million, by any officer; or (b) if such property has a Fair Market Value in excess of $20.0 million, by at least a majority of the disinterested members of the Board of Directors and evidenced by a resolution of the Board of Directors delivered to the Trustee and the Securities Administrator.

“Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of

(x)        the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”) to

(y)        the aggregate Fixed Charges during such reference period.

In making the foregoing calculation,

(1)        pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;

(2)        pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

(3)        Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

(4)        pro forma effect will be given to

(A)       the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

(B)       the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a  Restricted Subsidiary after the beginning of the reference period, and

(C)       the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the Company or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period.  To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

“Fixed Charges” means, for any period, the sum of

(1)        Interest Expense for such period; and

(2)        the product of

(x)        cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary, except for dividends payable in the Company’s Qualified Stock or paid to the Company or to a Restricted Subsidiary, and

(y)        a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to the Company and its Restricted Subsidiaries.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

“Funded Debt” means, at any time, and determined on a consolidated basis without duplication, the consolidated Debt of the Company and its Restricted Subsidiaries of the type referred to in clauses (1), (2), (3) (but only with respect to reimbursement obligations related thereto), (5), (6), (7), (8) and (9) in the definition of Debt (but in the case of clauses (8) and (9), only to the extent that the Debt of other Persons so Guaranteed or secured is itself of the type referred to in clauses (1), (2), (3) (but only with respect to reimbursement obligations related thereto), (5) or (6) of such definition.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date.

“Global Note” means a Note in registered global form without interest coupons.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing any Debt or other obligation of any other Person (the “primary obligor”), whether directly or indirectly, and including any written obligation of the guarantor, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment thereof, (b) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (c) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means (i) each Restricted Subsidiary of the Company in existence on the Issue Date (other than the Co-Issuer) that Guarantees the Credit Agreement and (ii) each Restricted Subsidiary that executes a supplemental indenture in the form of Exhibit B to this Indenture providing for the guaranty of the payment of the Notes, or any successor obligor under its Note Guaranty pursuant to Section 5.03, in each case unless and until such Guarantor is released from its Note Guaranty pursuant to this Indenture.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement, interest rate future agreement, interest rate option agreement, interest rate hedge agreement or other agreement or arrangement designed to protect against or mitigate interest rate risk, (ii) any foreign exchange forward contract, currency swap agreement, currency option agreements or other agreement or arrangement designed to protect against or mitigate foreign exchange risk or (iii) any commodity or raw material futures contract, commodity hedge agreement, any actual or synthetic forward sale contract or other similar device or instrument or any other agreement designed to protect against or mitigate raw material price risk.

“Holder” or “Noteholder” means the registered holder of any Note.

“Holdings” means Cloud Peak Energy Inc. and its successors.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock.  If any Person becomes a Restricted Subsidiary on any date after the date of this Indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.12.  Neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Debt (to the extent provided for when the Debt on which such interest is paid was originally issued) shall be considered an Incurrence of Debt.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or Initial Additional Notes by the Issuers.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.

“interest”, in respect of the Notes of a series, unless the context otherwise requires, refers to interest and Additional Interest, if any, on such Notes.

“Interest Expense” means, for any period, the consolidated interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Capital Leases and imputed interest expense in respect of Specified Coal Agreement Obligations, (ii) amortization of debt discount and debt issuance costs, (iii) capitalized interest, (iv) non-cash interest expense, (v) any of the above expenses with respect to Debt of another Person Guaranteed by the Company or any of its Restricted Subsidiaries and (vi) any interest, premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by the Company or any Restricted Subsidiary in connection with a Permitted Receivables Financing, and any yields or other charges or other amounts comparable to, or in the nature of, interest payable by the Company or any Restricted Subsidiary under any Permitted Receivables Financing, but excluding (a) amortization of deferred financing charges incurred in respect of the Notes and the Credit Agreement on or prior to the Issue Date and (b) the write off of any deferred financing fees or debt discount, all as determined on a consolidated basis and in accordance with GAAP.  Interest Expense shall be determined for any period after giving effect to any net payments made or received and costs incurred by the Company and its Restricted Subsidiaries with respect to any related interest rate Hedging Agreements.

“Interest Payment Date” means June 15 and December 15 of each year, commencing June 15, 2010.

“Investment” means

(1)        any advance, loan or other extension of credit to another Person (but excluding (i) advances to customers, suppliers, joint venture partners or the like in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivables, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business, (ii) commission, travel and similar advances to officers and employees made in the ordinary course of business and (iii) advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries),

(2)        any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

(3)        any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

(4)        any Guarantee of any obligation of another Person.

If the Company or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture, all remaining Investments of the Company and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time.  The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Person or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person on the date of such acquisition.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means the date on which the Notes (other than Additional Notes) are originally issued under this Indenture.

“LBA” means the acquisition of federal coal through an application for a federal coal lease submitted in accordance with the Bureau of Land Management competitive leasing regulations.

“LBM” means the acquisition of federal coal through an application to modify an existing coal lease submitted in accordance with the Bureau of Land Management non-competitive leasing regulations.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).

“Master Separation Agreement” means the Master Separation Agreement among the Company, Holdings and Parent to be entered into on or prior to the Issue Date.

“Membership Interest Purchase Agreement” means the Membership Interest Purchase Agreement, dated as of March 8, 2009, by and between Rio Tinto Sage LLC and Arch Coal, Inc.

“Mine” means any excavation or opening into the earth now and hereafter made from which coal is or can be extracted from any of the Real Properties.

“Mining Laws” means any and all applicable federal, state, local and foreign statutes, laws, regulations, legally-binding guidance, ordinances, rules, judgments, orders, decrees or common law causes of action relating to mining operations and activities under the Mineral Leasing Act of 1920, the Federal Coal Leasing Amendments Act or the Surface Mining Control and Reclamation Act, each as amended or its replacement, and their state and local counterparts or equivalents.

“Mining Lease” means a lease, license or other use agreement which provides the Company or any Subsidiary the real property and water rights, other interests in land, including coal, mining and surface rights, easements, rights of way and options, and rights to timber and natural gas (including coalbed methane and gob gas) necessary or desirable in order to recover coal from any Mine.  Leases which provide the Company or any other Subsidiary the right to construct and operate a conveyor, crusher plant, silo, load out facility, rail spur, shops, offices and related facilities on the surface of the Real Property containing such reserves shall also be deemed a Mining Lease.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of

(1)        brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers and any relocation expenses incurred as a result thereof;

(2)        provisions for taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Company and its Restricted Subsidiaries;

(3)        payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(4)        appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Non-Recourse Debt” means Debt as to which (i) neither the Company nor any Restricted Subsidiary provides any Guarantee and as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any Restricted Subsidiary and (ii) no default thereunder would, as such, constitute a default under any Debt of the Company or any Restricted Subsidiary.

“Notes” has the meaning assigned to such term in the Recitals.

“Note Guaranty” means the guaranty of the Notes by a Guarantor pursuant to this Indenture.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement, expenses, damages and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offer to Purchase” has the meaning assigned to such term in Section 3.03.

“Officer” means the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

“Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company. Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including factual matters as to whether various covenants have been complied with.  Any such Opinion of Counsel shall be in accordance with Sections 11.04 and 11.05 of this Indenture.

“Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.

“Paying Agent” refers to a Person appointed pursuant to Section 2.03.  The initial Paying Agent shall be the Securities Administrator.

“Parent” means Rio Tinto Energy America Inc., a Delaware corporation.

“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

“Permitted Business” means any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, and any other businesses reasonably related, incidental, complementary or ancillary thereto.

“Permitted Debt” has the meaning assigned to such term in Section 4.06

“Permitted Hedging Agreements” means Hedging Agreements entered into in the ordinary course of business of the Company and its Restricted Subsidiaries to hedge interest rate, foreign currency or commodity risk or otherwise for non-speculative purposes (regardless of whether such agreement or instrument is classified as a “derivative” pursuant to SFAS 133 and required to be marked-to-market).

“Permitted Holders” means any or all of the following:

(1)        Rio Tinto plc;

(2)        any Subsidiary of Rio Tinto plc;

(3)        any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of which any of the foregoing in clauses (1) and (2) are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Persons in clauses (1) and (2) collectively have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies; and

(4)        any Person both the Capital Stock and the Voting Stock of which (or in the case of a trust, the beneficial interests in which) are owned directly or indirectly, at least 80% by the Person specified in clause (1).

“Permitted Investments” means:

(1)        any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)        any Investment in cash or Cash Equivalents;

(3)        any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment;

(A)       such Person becomes a Restricted Subsidiary of the Company, or

(B)       such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4)        Investments received as non-cash consideration in an asset sale made pursuant to and in compliance with Section 4.12;

(5)        any Investment acquired solely in exchange for Qualified Stock of the Company or in exchange for Capital Stock of Holdings which the Company did not receive in exchange for a cash payment, Debt or Disqualified Stock;

(6)        Hedging Agreements otherwise permitted under this Indenture;

(7)        (i) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, and (iii) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;

(8)        Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed the greater of (x) $100.0 million and (y) 8% of Consolidated Net Tangible Assets (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause);

(9)        payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, current or former officers, managers, directors, consultants and employees, in each case in the ordinary course of business, not in excess of $2.0 million outstanding at any time;

(10)      extensions of credit to customers, suppliers and joint venture partners in the ordinary course of business;

(11)      Investments arising as a result of any Permitted Receivables Financing;

(12)      any Production Payments, royalties, dedication of reserves under supply agreements or similar rights or interests granted, taken subject to, or otherwise imposed on properties with normal practices in the mining industry;

(13)      Investments consisting of purchases and acquisitions, in the ordinary course of business, of inventory, supplies, material or equipment or the licensing or contribution of intellectual property;

(14)      Investments existing on the Issue Date and any Investments required to be made pursuant to binding agreements as in effect on the Issue Date to pay asset retirement obligations of Decker in an aggregate amount not to exceed $30.0 million;

(15)      any Guarantee by the Company or any Restricted Subsidiary of any Debt of Holdings, so long as (i) Holdings is a Guarantor of the Notes, (ii) the Company is in compliance with the Fixed Charge Coverage Ratio Test on a pro forma basis after giving effect to such incurrence and

(iii) the net proceeds of the Debt are contributed or provided to the Company or a Restricted Subsidiary;

(16)      Investments made pursuant to surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds and similar obligations, in each case, to the extent such surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds and similar obligations are permitted under this Indenture;

(17)      Investments resulting from pledges and deposits permitted under the definition of “Permitted Liens”;

(18)      Investments in an escrow account required by the Master Separation Agreement provided to support indemnity and other payment obligations with respect to surety bonds, letters of credit and reclamation obligations existing prior to the Issue Date, by Holdings, the Company and its Subsidiaries to Parent and its Affiliates under the Transaction Documents;

(19)      Investments consisting of indemnification obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees and similar obligations in respect of Specified Coal Agreements or under any Mining Law or Environmental Law or with respect to workers’ compensation benefits, in each case entered into in the ordinary course of business, and pledges or deposits made in the ordinary course of business in support of obligations under existing coal sales contracts (and extensions or renewals thereof on similar terms); and

(20)      in addition to Investments listed above, Investments in Persons engaged in Permitted Businesses in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed the greater of (x) $75.0 million and (y) 6% of Consolidated Net Tangible Assets (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments in such Person made after the Issue Date in reliance on this clause).

“Permitted Liens” means

(1)        Liens existing on the Issue Date;

(2)        Liens securing the Notes or any Note Guaranties and other Obligations under this Indenture and in respect thereof and any obligations owing to the Trustee and the Securities Administrator under this Indenture;

(3)        Liens securing (i) Debt Incurred under clause (1) of the definition of Permitted Debt (and all Obligations incurred, issued or arising under such secured credit facilities that permit borrowings not in excess of the limit set out in such clause (1)) and (ii) Obligations of the Company and its Subsidiaries under Hedging Agreements and other agreements, including in respect of cash management services provided by lenders under the Debt referred to in the preceding clause (i) or their affiliates (so long as such Persons remain lenders (or affiliates thereof) after entry into such agreements or arrangements);

(4)        Liens securing Debt in an aggregate amount (and all Obligations in respect thereof) not to exceed an amount (measured on the date of Incurrence) equal to 12% of the Company’s Consolidated Net Tangible Assets (it being understood that any decrease in Consolidated Net Tangible Assets following the date of Incurrence shall not create a Default with respect to such previously incurred Debt or Liens);

(5)        (A) pledges or deposits under worker’s compensation laws, unemployment insurance and other social security laws or regulations or similar legislation, or to secure liabilities to insurance carriers under insurance arrangements in respect of such obligations, or good faith deposits, prepayments or cash payments in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business, (B) Liens in support of obligations under existing coal sales contracts (and extensions or renewals thereof on similar terms and (C) Liens on the property and assets of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, contractual arrangements with suppliers, reclamation bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money or the obtaining of advances or credit;

(6)        Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings and in respect of taxes and other governmental assessments and charges or claims which are not yet due or which are being contested in good faith and by appropriate proceedings;

(7)        customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

(8)        Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(9)        options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like and Liens on joint venture interests in favor of joint venture partners to secure obligations arising under the respective joint venture agreements;

(10)      judgment liens so long as no Event of Default then exists as a result thereof, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds;

(11)      Liens incurred in the ordinary course of business securing obligations not securing Debt for borrowed money and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and its Restricted Subsidiaries;

(12)      Liens securing obligations in respect of trade-related letters of credit permitted under clause (6) of “Permitted Debt” covering only the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(13)      Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred pursuant to clause (10) of Permitted Debt for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property provided that the Lien does not (x) extend to any additional property or (y) secure any additional obligations, in each case other than the initial property so subject to such Lien and the Debt and other obligations originally so secured;

(14)      Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of the Company, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

(15)      Liens on property at the time the Company or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

(16)      Liens securing Debt or other obligations of the Company or a Restricted Subsidiary to the Company or a Guarantor;

(17)      Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is tax-exempt under the Internal Revenue Code;

(18)      Liens on specific items of inventory, equipment or other goods and proceeds of any Person securing such Person’s obligations in respect thereof or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19)      Liens on shares of Capital Stock of any Unrestricted Subsidiary;

(20)      Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of such bank;

(21)      Deposits made in the ordinary course of business to secure liability to insurance carriers;

(22)      Liens on assets of Foreign Subsidiaries securing Debt of such Foreign Subsidiary;

(23)      extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (13), (14) or (15) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt”, the amount secured by such Lien is not increased;

(24)      Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing;

(25)      surface use agreements, easements, zoning restrictions, rights of way, encroachments, pipelines, leases (other than Capital Lease Obligations), licenses, special assessments, trackage rights, transmission and transportation lines related to Mining Leases or mineral right and/or other Real Property including any re-conveyance obligations to a surface owner following mining, royalty payments, and other obligations under surface owner purchase or leasehold arrangements necessary to obtain surface disturbance rights to access the subsurface coal deposits and similar encumbrances on Real Property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(26)      pledges, deposits or non-exclusive licenses to use intellectual property rights of the Company or its Subsidiaries to secure the performance of bids, tenders, trade contracts, leases, public or statutory obligations, surety and appeal bonds, reclamation bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(27)      Production Payments, royalties, dedication of reserves under supply agreements, liens in connection with any Mining Leases, or similar rights or interests granted, taken subject to, or otherwise imposed on properties consistent with normal practices in the mining industry and any precautionary UCC financing statement filings in respect of leases (and not any Debt) entered into in the ordinary course of business;

(28)      Liens for Specified Coal Agreements arising as a result of Specified Coal Agreement Obligations or obligations to grant surface or water rights; and

(29)      other Liens securing obligations in an aggregate amount not exceeding the greater of $35.0 million and 3% of Consolidated Net Tangible Assets.

“Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires Receivables of the Company or any Restricted Subsidiary and enters into a third party financing thereof on terms that the Board of Directors of the Company has concluded are customary and market terms fair to the Company and its Restricted Subsidiaries.

“Permitted Refinancing Debt” has the meaning assigned to such term in Section 4.06.

“Permitted Tax Distributions” means distributions by the Company to Holdings and other equity holders of the Company in an aggregate amount with respect to any period not in excess of (i) the cumulative amount of Taxes that the Company and its Subsidiaries would have been required to pay in respect of all periods from the Issue Date through the end of such period (including required payments with respect to estimated income taxes so as to avoid penalties) calculated (x) as if the Company were taxable as a United States corporation on a stand-alone basis with no carryforwards from periods ending on or prior to the Issue Date, (y) as if the Company had a carryover basis in the assets it received from Parent and its affiliates (i.e. determined without regard to any Basis Adjustments), and (z) as if the basis of any other assets of Company were determined without regard to any Basis Adjustments, over (ii) the sum of (w) the amount of any such Taxes actually paid by the Company and its Subsidiaries in respect of such periods and (v) the amount of all prior Permitted Tax Distributions.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means any employee pension benefit plan (except a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) a “contributing sponsor” as defined in Section 4001(a)(13) of ERISA.

“Pre-Exchange Transfer” means any transfer of one or more RTEA Units that occurs prior to an Exchange of such RTEA Units.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“principal” of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

“Private Coal Agreement” means an agreement between the Company and/or one or more of its Subsidiaries, on the one hand, and a seller or lessee (in each case, that is not a Governmental Authority) (the “Transferee”) under which the Company and its Subsidiaries acquire coal through (i) a lease from such Transferee, (ii) the purchase of one or more coal deposit or other assets from such Transferee or (iii) the exchange of coal assets between the Company and its Subsidiaries, on the one hand, and such Transferee, on the other.

“Production Payments” means with respect to any Person, all production payment obligations and other similar obligations with respect to coal and other natural resources of such Person that are recorded as a liability or deferred revenue on the financial statements of such Person in accordance with GAAP.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Rating Agencies” means S&P and Moody’s; provided, that if either S&P or Moody’s (or both) shall cease issuing a rating on the Notes for reasons outside the control of the Company, the Company may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).

“Real Property” shall mean, collectively, all right, title and interest of the Company or any other Subsidiary (including any leasehold or mineral estate) in and to any and all parcels of real property owned or operated by the Company or any other Subsidiary, whether by lease, license or other use agreement, including but not limited to, coal leases and surface use agreements, together with, in each case, all Improvements and appurtenant fixtures (including all conveyors, preparation plants or other coal processing facilities, silos, shops and load out and other transportation facilities), easements and other property and rights incidental to the ownership, lease or operation thereof, including but not limited to, access rights, water rights and extraction rights for minerals.

“Receivables” means accounts receivable (including all rights to payment created by or arising from the sale of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of a chattel paper).

“refinance” has the meaning assigned to such term in Section 4.06.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register pursuant to Section 2.03.  The initial Registrar shall be the Securities Administrator.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated on or about the Issue Date between the Issuers, the Guarantors and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Issuers, the Guarantors and the Initial Purchasers party thereto relating to rights given by the Issuers to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

“Regular Record Date” for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Responsible Officers” of the Trustee and the Securities Administrator, as applicable, hereunder shall mean any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer, any assistant trust officer or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall in each case have direct responsibility for the administration of this Indenture.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” has the meaning assigned to such term in Section 4.07.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company other than any Unrestricted Subsidiary.

“RTEA Units” means any membership units in the Company that were owned by Parent or its Affiliate prior to the initial public offering of Holdings made concurrently with the offering of the Notes.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Securities Administrator to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., and its successors.

“Securities Act” means the Securities Act of 1933.

“Securities Administrator” means the party named as such in the first paragraph of this Indenture or any successor securities administrator under this Indenture pursuant to Article 7.

“Securitization Subsidiary” means a Subsidiary of the Company

(1)        that is designated a “Securitization Subsidiary” by the Company,

(2)        that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

(3)        no portion of the Debt or any other obligation, contingent or otherwise, of which

(A)       is Guaranteed by the Company or any other Restricted Subsidiary of the Company,

(B)       is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way, or

(C)       subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof,

(4)        with respect to which neither the Company nor any other Restricted Subsidiary of the Company (other than an Unrestricted

Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.

“Significant Restricted Subsidiary” means (i) the Co-Issuer and (ii) any Restricted Subsidiary, or group of Restricted Subsidiaries, that would, taken together, be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of this Indenture.

“Specified Coal Agreement Obligations” means installment or deferred payment obligations or royalty payment obligations or obligations in connection with the acquisition of related surface rights, in each case in connection with a Specified Coal Agreement owed solely to the seller or lessor thereunder (and not to a bank or other third-party financer), but, (i) in the case of any such obligations under a Private Coal Agreement, only to the extent that the proven and probable coal reserves and other non-reserve coal deposits acquired under all such Private Coal Agreements do not in the aggregate exceed 15% of the total proven and probable coal reserves and other non-reserve coal deposits of the Company and its Restricted Subsidiaries at such time, and (ii) excluding, in any event, any Funded Debt.

“Specified Coal Agreements” means any LBA, LBM, State Coal Lease and Private Coal Agreements.

“State Coal Lease” means the acquisition of coal owned by a state in accordance with the coal leasing regulations of such state.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of an Issuer or any Guarantor which is subordinated in right of payment to the Notes or the Note Guaranty, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, any corporation, association, limited liability company or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.  For the avoidance of doubt, Decker shall not be deemed to be a Subsidiary of the Company.

“Tax Receivable Agreement” means the tax receivable agreement to be entered into on or prior to November 19, 2009 by and between Parent and Holdings.

“Taxes” means any present or future tax, levy, import, duty, charge, deduction, withholding, assessment or fee of any nature (including interest, penalties, and additions thereto) that is imposed by any Governmental Authority or other taxing authority.

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

“Temporary Offshore Global Note Legend” means the legend set forth in Exhibit I.

“Transactions” means collectively, the transactions to occur on or about the Issue Date pursuant to the Transaction Documents, including without limitation the execution, delivery and performance of the Credit Agreement and related agreements, the borrowing of loans thereunder and use of the proceeds thereof and the issuance of letters of credit thereunder, the initial public offering of capital stock of Holdings and the issuance of the Notes.

“Transaction Documents” means, collectively, the following agreements: (i) this Indenture; (ii) the Credit Agreement; (ii) the Acquisition Agreement; (iii) the CPE Promissory Note; (iv) the Master Separation Agreement; (v) the Employee Matters Agreement; (vi) the Management Services Agreement; (vii) the Transition Services Agreement; (viii)  the Registration Rights Agreement;  (ix) the Trademark License Agreement; (x) the Software License Agreement; (xi) the Tax Receivable Agreement; (xii) the Trademark Assignment Agreement; (xiv) the RTEA Coal Supply Agreement; (xv) the Agency Agreement and (xvi) the Third Amended and Restated Limited Liability Company Agreement of the Company, in each case as in effect on the Issue Date and as amended, modified, renewed or replaced from time to time; provided that any such amendment, modification, renewal or replacement is not materially less favorable to the Noteholders than the agreement in effect on the Issue Date.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2013 in the case of the 2017 Notes and December 15, 2014 in the case of the 2019 Notes; provided, however, that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Unrestricted Subsidiary” means any Subsidiary of the Company that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 4.15.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

Section 1.02.  Rules of Construction.  Unless the context otherwise requires or except as otherwise expressly provided,

(1)        an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2)        “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(3)        all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(4)        references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(5)        in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Issuers may classify such transaction as they, in their sole discretion, determine and later reclassify in one or more such categories as applicable except where otherwise provided or as otherwise permitted, including in Section 4.06 and Section 4.07.

ARTICLE 2
THE NOTES

Section 2.01.  Form, Dating and Denominations; Legends.  (a)  The Notes of each series and the Authentication Agent’s certificate of authentication will be substantially in the applicable form attached as Exhibit A.  The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Issuers are subject, or usage.  Each Note will be dated the date of its authentication.  The Notes of such series will be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.

(b)  (1)    Except as otherwise provided in paragraph (c), Section 2.09(b)(4), or Section 2.10(b)(3), (b)(5) or (c), each Initial Note or Initial Additional Note (other than a Permanent Offshore Note) will bear the Restricted Legend.

(2)        Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

(3)        Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

(4)        Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(5)        Initial Notes and Initial Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Issuers to the Securities Administrator, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(6)        Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

(c)  (1)     If the Issuers determine (upon the advice of counsel and such other certifications and evidence as the Issuers may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(2)        after an Initial Note or any Initial Additional Note is

(x)        sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Issuers may instruct the Securities Administrator to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Securities Administrator will comply with such instruction.

(d)           By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Section 2.02.  Execution and Authentication; Exchange Notes; Additional Notes.  (a) An Officer shall execute the Notes for each Issuer by facsimile or manual signature in the name and on behalf of such Issuer.  If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b)           A Note will not be valid until the Authentication Agent manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

(c)           At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Notes executed by the Issuers to the Authentication Agent for authentication.  The Authentication Agent will authenticate and deliver

(i)         Initial Notes for original issue in the aggregate principal amount not to exceed $300,000,000 aggregate principal amount of the 2017 Notes and $300,000,000 aggregate principal amount of the 2019 Notes,

(ii)        Initial Additional Notes of either series from time to time for original issue in aggregate principal amounts specified by the Issuers, and

(iii)       Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes of the same series after the following conditions have been met:

(1)        Receipt by the Trustee and the Securities Administrator of an Officers’ Certificate of each Issuer specifying

(A)       the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(B)       whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes and which series such Notes shall be a part of,

(C)       in the case of Initial Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4,

(D)       whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

(E)        other information the Issuers may determine to include or the Trustee or the Securities Administrator may reasonably request.

(2)           In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee and the Securities Administrator of an Officers’ Certificate to that effect).  Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Securities Administrator.

Section 2.03.  Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.  (a) The Issuers may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent.  The Company may act as Registrar or (except for purposes of Article 8) Paying Agent.  In each case the Issuers and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights.

(b)           The Issuers will require each Paying Agent other than the Trustee to agree in writing (in the case of Citibank, N.A. its execution hereof is such agreement in writing) that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Issuers in making any such payment.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.04.  Replacement Notes.  If a mutilated Note is surrendered to the Securities Administrator or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Issuers will issue and the Authentication Agent will authenticate a replacement Note of the same series, like tenor and principal amount and bearing a number not contemporaneously outstanding.  Every replacement Note is an additional obligation of the Issuers and entitled to the benefits of this Indenture.  If required by the Trustee, the Securities Administrator or the Issuers, an indemnity must be furnished that is reasonably sufficient in the judgment of each of the Trustee, the Securities Administrator and the Issuers to protect the Issuers and the Trustee from any loss they may suffer if a Note is replaced.  The Issuers and the Securities Administrator may charge the Holder for the expenses of the Issuers, the Securities Administrator and the Trustee in replacing a Note.  In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuers in their discretion may pay the Note instead of issuing a replacement Note.

Section 2.05.  Outstanding Notes.  (a)  Notes outstanding at any time are all Notes that have been authenticated by the Authentication Agent except for

(1)        Notes cancelled by the Securities Administrator or delivered to it for cancellation;

(2)        any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee, the Securities Administrator and the Issuers receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(3)        on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Securities Administrator (or Paying Agent, other than the Issuers or an Affiliate of the Issuers) holds money sufficient to pay all amounts then due.

(b)           A Note does not cease to be outstanding because either Issuer or one of their Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand,  authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by either Issuer or any Affiliate of the Issuers will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee and the Securities Administrator are protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Securities Administrator knows to be so owned will be so disregarded).  Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee and the Securities Administrator the pledgee’s right so to act with respect to such Notes and that the pledgee is not an Issuer or any Affiliate of an Issuer.

Section 2.06.  Temporary Notes.  Until definitive Notes are ready for delivery, the Issuers may prepare and the Authentication Agent will authenticate temporary Notes.  Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes.  If temporary Notes are issued, the Issuers will cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary

Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuers designated for the purpose pursuant to Section 4.02, without charge to the Holder.  Upon surrender for cancellation of any temporary Notes the Issuers will execute and the Authentication Agent will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.07.  Cancellation.  The Issuers at any time may deliver to the Securities Administrator for cancellation any Notes previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and may deliver to the Securities Administrator for cancellation any Notes previously authenticated hereunder which the Issuers have not issued and sold.  The Securities Administrator will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Issuers.  The Issuers may not issue new Notes to replace Notes they have paid in full or delivered to the Securities Administrator for cancellation.

Section 2.08.  CUSIP and CINS Numbers.  The Issuers in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Securities Administrator will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase.  The Issuers will promptly notify the Trustee and the Securities Administrator of any change in the CUSIP or CINS numbers.

Section 2.09.  Registration, Transfer and Exchange.  (a)  The Notes will be issued in registered form only, without coupons, and the Issuers shall cause the Securities Administrator to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b) (1)          Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2)        Each Global Note will be delivered to the Securities Administrator as custodian for the Depositary.  Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes of the same series may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Securities Administrator by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

(3)        Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Issuers, the Trustee, the Securities Administrator and any agent of the Issuers, the Trustee or the Securities Administrator as the absolute owner and Holder of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4)        If (x) the Depositary notifies the Issuers and the Securities Administrator that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Issuers within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Securities Administrator has received a request from the Depositary, the Securities Administrator will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes of the same series in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Securities Administrator by the Depositary, and thereupon the Global Note will be deemed canceled.  If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend.  If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee and the Securities Administrator of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c)           Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

(d)           A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of the same series of any authorized denomination by presenting to the Securities Administrator a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10.  The Securities Administrator will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Securities Administrator for the purpose; provided that

(x)        no transfer or exchange will be effective until it is registered in such register and

(y)        the Securities Administrator will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase.  Prior to the registration of any transfer, the Issuers, the Trustee, the Securities Administrator and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Issuers will execute and the Securities Administrator will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange upon receipt of an Officer’s Certificate delivered by the Issuer and in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Issuers or the Securities Administrator may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

The Securities Administrator shall be entitled to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and the transferee.

(e) (1)          Global Note to Global Note.  If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Securities Administrator will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note.  Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2)        Global Note to Certificated Note.  If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Securities Administrator will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes of the same series in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3)        Certificated Note to Global Note.  If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Securities Administrator will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes of the same series in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4)        Certificated Note to Certificated Note.  If a Certificated Note is transferred or exchanged for another Certificated Note, the Securities Administrator will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes of the same series in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes of the same series in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10.  Restrictions on Transfer and Exchange.  (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary.  The Securities Administrator shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

Each holder of a Note agrees to indemnify the Issuers, the Trustee and the Securities Administrator against any liability that may result from the transfer, exchange or assignment of such holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

Neither the Securities Administrator or the Trustee shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b)           Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note		(1)
U.S. Global Note	Offshore Global Note		(2)
U.S. Global Note	Certificated Note		(3)
Offshore Global Note	U.S. Global Note		(4)

A	B	C
Offshore Global Note	Offshore Global Note		(1)
Offshore Global Note	Certificated Note		(5)
Certificated Note	U.S. Global Note		(4)
Certificated Note	Offshore Global Note		(2)
Certificated Note	Certificated Note		(3)

(1)        No certification is required.

(2)        The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee and the Securities Administrator a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3)        The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee and the Securities Administrator (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Issuers may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.  In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee and the Securities Administrator or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Securities Administrator will deliver a Certificated Note that does not bear the Restricted Legend.

(4)        The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee and the Securities Administrator a duly completed Rule 144A Certificate.

(5)        Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note.  If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee and the Securities Administrator (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional

Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Issuers may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States.  If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Securities Administrator will deliver a Certificated Note that does not bear the Restricted Legend.

(c)           No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

(1)        after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Issuers have provided the Trustee and the Securities Administrator with an Officer’s Certificate to that effect, and the Issuers may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2)  (x)  sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d)           The Securities Administrator will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Issuers will have the right to inspect and make copies thereof at any reasonable time upon reasonable prior written notice to the Securities Administrator.

Section 2.11.  Temporary Offshore Global Notes.  (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

(b)           An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee and the Securities Administrator (and the Trustee and the Securities Administrator will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that neither the Trustee nor the

Securities Administrator will accept any such certificate during the Restricted Period).  Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Securities Administrator will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(c)           Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(d)           Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.

ARTICLE 3
REDEMPTION; OFFER TO PURCHASE

Section 3.01.  Optional Redemption.  The Notes of each series may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 3 of the form of Notes of such series set forth in Exhibit A-1 and A-2 hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the redemption date.

Section 3.02.  Method and Effect of Redemption.  (a) If the Issuers elect to redeem Notes of a series, it must notify the Securities Administrator of the redemption date and the principal amount of Notes of such series to be redeemed by delivering an Officers’ Certificate at least 60 days before the redemption date (unless a shorter period is satisfactory to the Trustee).  If fewer than all of the Notes of a series are being redeemed, the Officers’ Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Securities Administrator and must request that the Securities Administrator request that DTC (in the case of Global Notes) or that the Securities Administrator (in the case of Certificated Notes) will select the Notes of such series to be redeemed pro rata, by lot or by any other method the Securities Administrator in its sole discretion deems fair and appropriate, in denominations of $2,000 principal amount and multiples of $1,000 thereof.  The Securities Administrator will notify the Issuers promptly of the Notes or portions of Notes to be called for redemption.  Notice of redemption must be sent by the Issuers or at the Issuers’ request, by the Securities Administrator in the name and at the expense of the Issuers, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date.

(b)                                 The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(1)                       the redemption date;

(2)                       the redemption price, including the portion thereof representing any accrued interest;

(3)                       the place or places where Notes are to be surrendered for redemption;

(4)                       Notes called for redemption must be so surrendered in order to collect the redemption price;

(5)                       on the redemption date the redemption price will become due and payable on Notes called for redemption, and, unless the Issuers default in the payment of the redemption price, interest on Notes called for redemption will cease to accrue on and after the redemption date;

(6)                       if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

(7)                       if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)                                  On or prior to 12:00 noon, New York City time, on the redemption date for any Notes or portions thereof, the Company shall deposit with the Securities Administrator or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.01) an amount of money in US Dollars sufficient to pay the redemption price of such Notes or any portions thereof that are to be redeemed on that date.

(d)                                 Once notice of redemption is sent to the Holders, Notes called for redemption shall become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption at the Corporate Trust Office of the Securities Administrator, the Issuers shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest.  Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

Section 3.03.  Offer to Purchase.  (a) An “Offer to Purchase” means an offer by the Issuers to purchase Notes as required by this Indenture.  An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders.  The Issuers will notify the Securities Administrator at least 15 days (or such shorter period as is acceptable to the Securities Administrator) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Issuers or, at the Issuers’ request, by the Securities Administrator in the name and at the expense of the Issuers.

(b)                                 The offer must include or state the following as to the terms of the Offer to Purchase:

(1)                       the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(2)                       the aggregate principal amount of the outstanding Notes offered to be purchased by the Issuers pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (the “purchase amount”);

(3)                       the purchase price, including the portion thereof representing accrued interest;

(4)                       an expiration date (the “expiration date”) not less than 20 Business Days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(5)                       a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a minimum denomination of $2,000 principal amount and multiples of $1,000 thereof;

(6)                       the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7)                       each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Issuers, the Registrar or the Securities Administrator so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(8)                       interest on any Note not tendered, or tendered but not purchased by the Issuers pursuant to the Offer to Purchase, will continue to accrue;

(9)                       on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and, unless the Issuers default in the payment of the purchase price, interest on Notes purchased will cease to accrue on and after the purchase date;

(10)                Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Issuers or the Securities Administrator not later than the close of business on the withdrawal date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(11)                (i) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuers will purchase all such Notes, and (ii) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuers will purchase Notes of each series having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount (and in a minimum amount of $2,000) will be purchased;

(12)                that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part shall be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion shall be equal in principal amount to a multiple of $1,000 (and in a minimum amount of $2,000); that the Securities Administrator shall return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on the schedule of increases and decreases thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note.

(13)                if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)                                  Prior to the purchase date, the Issuers will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Securities Administrator all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase.  On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and, unless the Issuers shall default in the payment of the purchase price, interest on Notes purchased will cease to accrue on and after the purchase date.  The Securities Administrator will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d)                                 The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes of a series pursuant to an Offer to Purchase pursuant to Section 4.11 or Section 4.12, as applicable.  To the extent that the provisions of any securities laws or regulations conflict with Section 4.11 or Section 4.12, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under Section 4.11 or Section 4.12, as applicable, by virtue of such conflict.

ARTICLE 4
COVENANTS

Section 4.01.  Payment of Notes.  (a)  The Issuers jointly and severally agree to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.  Not later than 12:00 noon (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Issuers will deposit with the Securities Administrator (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Issuers or any Affiliate of an Issuer is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture.

(b)                                 An installment of principal or interest will be considered paid on the date due if the Securities Administrator (or Paying Agent, other than the Issuers or any Affiliate of the Issuers) holds on that date money designated for and sufficient to pay the installment.  If the Issuers or any Affiliate of the Issuers acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c)                                  The Issuers jointly and severally agree to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes of each series.

(d)                                 Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Notes.  With respect to Certificated Notes, the Issuers (or the Securities Administrator or Paying Agent) will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02.  Maintenance of Office or Agency.  The Issuers will maintain in the United States of America, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices to the Issuers may be given pursuant to Section 11.03.  The Issuers hereby initially designate the Corporate Trust Office of the Securities Administrator as such office of the Issuers.  The Issuers will give prompt written notice to the Trustee and the Securities Administrator of any change in the location of such office or agency.  If at any time the Issuers fail to maintain any such required office or agency, such presentations and surrenders may be made to the Securities Administrator.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations.  The Issuers will give prompt written notice to the Trustee and the Securities Administrator of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.  Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of the Co-Issuer in accordance with their respective organizational documents, provided that this Section shall not be applicable with respect to and shall not prohibit any transaction otherwise permitted by Section 4.12 or Article 5.

Section 4.04.    Payment of Taxes and other Claims.  The Company will pay or discharge, and cause each of its Restricted Subsidiaries to pay or discharge before the same become delinquent all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or its income or profits or property that, if unpaid, might by law become a Lien upon material property of the Company or any Restricted Subsidiary, other than any such tax, assessment or charge the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

Section 4.05.    Intentionally Omitted.

Section 4.06.    Limitation on Debt and Disqualified Stock or Preferred Stock.  (a) The Company

(1)                       will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; and

(2)                       will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock, and will not permit any of its Restricted Subsidiaries to Incur any Preferred Stock (other than Disqualified Stock or Preferred Stock of Restricted Subsidiaries held by the Company or a Restricted Subsidiary, so long as it is so held);

provided that the Company or any Restricted Subsidiary may Incur Debt (including Acquired Debt) and the Company or any Restricted Subsidiary may Incur Disqualified Stock and any Restricted Subsidiary may Incur Preferred Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.0:1 (the “Fixed Charge Coverage Ratio Test”); provided that the maximum aggregate principal amount of Debt, Disqualified Stock or Preferred Stock that non-Guarantors may incur under this paragraph (a) is $10.0 million outstanding at any time.

(b)                                 Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):

(1)                       Debt of the Company and the Guarantors pursuant to Credit Facilities; provided that the aggregate principal amount at any time outstanding does not exceed the greater of (i) $450.0 million less any amount of such Debt permanently repaid as provided under Section 4.12 and (ii) 35% of Consolidated Net Tangible Assets;

(2)                       Debt of the Company or any Restricted Subsidiary owed to the Company or any Restricted Subsidiary so long as such Debt continues to be owed to the Company or a Restricted Subsidiary and which, if the obligor is an Issuer or a Guarantor and if the Debt is owed to a non-Guarantor, is subordinated in right of payment to the Notes;

(3)                       Debt of the Issuers pursuant to the Notes (other than Additional Notes) or any Exchange Notes and Debt of any Guarantor pursuant to a Note Guaranty of the Notes (including Additional Notes) or any Exchange Notes;

(4)                       Debt constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, replace, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt (“Permitted Refinancing Debt”) in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that

(A)                     in case the Debt to be refinanced is subordinated in right of payment to the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes,

(B)                     the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced,

(C)                     in no event may Debt of an Issuer or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor or the Co-Issuer; and

(D)                     Debt Incurred pursuant to clauses (1), (2), (5), (6), (7) and (11) through (19) may not be refinanced pursuant to this clause but Debt incurred pursuant to clause (a) or any other clause of this paragraph (b) may be refinanced under this clause;

(5)                       Hedging Agreements of the Company or any Restricted Subsidiary entered into in the ordinary course of business and not for speculation;

(6)                       Debt of the Company or any Restricted Subsidiary in connection with one or more standby or trade-related letters of credit, performance bonds, bid bonds, appeal bonds, bankers acceptances, insurance obligations, surety bonds, completion guarantees or other similar bonds and obligations, including self-bonding arrangements, issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;

(7)                       Debt arising from agreements of  the Company or any Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or any Subsidiary;

(8)                       Acquired Debt, provided that after giving effect to the Incurrence thereof, either (a) the Company could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio Test or (b) the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries on a consolidated basis is greater than immediately prior to such Incurrence;

(9)                       Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (and, for purposes of clause (4)(D), not otherwise constituting Permitted Debt);

(10)                Debt of the Company or any Restricted Subsidiary (A) in existence on the date any Person becomes a Restricted Subsidiary as a result of an Acquisition or other acquisition by the Company and its other Restricted Subsidiaries or (B) incurred to finance the acquisition, construction or improvement of any assets, including Capital Lease Obligations and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets before the acquisition thereof; provided that the aggregate principal amount at any time outstanding of any Debt Incurred pursuant to this clause, including all Permitted Refinancing Debt Incurred to refund, refinance or replace any Debt Incurred pursuant to this clause (10), may not exceed the greater of (x) $100.0 million or (y) 8% of Consolidated Net Tangible Assets;

(11)                Debt of the Issuers or any Guarantor consisting of Guarantees (or co-issuances in the case of the Co-Issuer) of Debt of the Issuers or any Guarantor otherwise permitted under this covenant;

(12)                shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issue of Preferred Stock;

(13)                Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(14)                any Permitted Receivables Financing in an aggregate principal amount at any time outstanding not to exceed $100.0 million;

(15)                Debt Incurred by any Foreign Subsidiary for general corporate purposes in an aggregate principal amount not to exceed, at any one time outstanding and together with any other Debt incurred under this clause (15), $10.0 million;

(16)                Debt of the Company or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply or other arrangements;

(17)                Debt of the Company or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted hereunder in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $100.0 million and (y) 8% of Consolidated Net Tangible Assets;

(18)                Guarantees by the Company or any Restricted Subsidiary of borrowings by current or former officers, managers, directors, employees or consultants in connection with the purchase of Equity Interests of Holdings by any such person in an aggregate principal amount not to exceed $2.5 million at any one time outstanding; and

(19)                for so long as Holdings is paying certain obligations on behalf of the Company and its Subsidiaries, Guarantees by the Company or any Restricted Subsidiary of obligations relating to the establishment of one or more commercial bank accounts of Holdings used to pay obligations solely under the Transaction Documents or otherwise of, or on behalf of, the Company and its Subsidiaries or in connection with Holdings’ role as the managing member of the Company, in an aggregate amount not to exceed $5.0 million at any time outstanding.

(c)                                  For purposes of determining compliance with this covenant, in the event that an item of Debt or Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above or is entitled to be incurred pursuant to paragraph (a) of this covenant, the Company shall, in its sole discretion, classify such item in any manner that complies with this covenant, and such Debt or Disqualified Stock or Preferred Stock will be treated as having been incurred pursuant to the clauses of Permitted Debt or paragraph (a) hereof, as the case may be, designated by the Company, and from time to time may change the classification of an item of Debt (or any portion thereof) to any other type of Debt described in this Section 4.06 at any time, including pursuant to clause (a); provided that Debt under the Credit Agreement outstanding on the Issue Date shall be deemed at all times to be incurred under clause (1) of Permitted Debt.

(d)                                 Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, Disqualified Stock or Preferred Stock of the same class will not be deemed to be an Incurrence of Debt, Disqualified Stock or Preferred Stock for purposes of this Section 4.06 but will be included in subsequent calculations of the amount of outstanding Debt for purposes of Incurring future Debt; provided that such accrual, accretion, amortization or payment is included in the calculation of Fixed Charges.

(e)                                  Neither the Issuers nor any Guarantor may Incur any Debt that is subordinated in right of payment to other Debt of the Issuers or the Guarantor unless such Debt is also subordinated in right of payment to the Notes or the relevant Note Guaranty on substantially identical terms.

Section 4.07.    Limitation on Restricted Payments.  (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”; provided that indemnity payments under the Master Separation Agreement shall not be deemed Restricted Payments even if calculated with reference to percentage equity ownership of the Company or Holdings):

(i)                           declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company’s Qualified Equity Interests) held by Persons other than the Issuer or any of its Restricted Subsidiaries;

(ii)                        purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or Holdings held by Persons other than the Company or any of its Restricted Subsidiaries;

(iii)                     repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt (other than a payment of interest or principal at Stated Maturity thereof or the purchase, repurchase or other acquisition of any Subordinated Debt purchased in anticipation of satisfying a scheduled maturity sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

(iv)                    make any Investment other than a Permitted Investment;

unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(1)                        no Default has occurred and is continuing,

(2)                        the Company could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio Test, and

(3)                        the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to paragraph (c), exceed the sum of

(A)                    50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of the Company’s most recently completed fiscal quarter for which internal financial statements are available, plus

(B)                      subject to paragraph (c), the aggregate net proceeds, including cash proceeds and the Fair Market Value of property other than cash, received by the Company (other than from a Subsidiary) after the Issue Date

(i)                           from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Company, or

(ii)                        as a contribution to its common equity, plus

(C)                      an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:

(x)                                   the cash return, after the Issue Date, on Investments in an Unrestricted Subsidiary made after the Issue Date pursuant to this paragraph (a) as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), plus

(y)                                 the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the Issue Date by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this paragraph (a), plus

(D)                     the cash return, after the Issue Date, on any other Investment made after the Issue Date pursuant to this paragraph (a), as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of such Investment so made; plus

(E)                       any amount which previously qualified as a Restricted Payment made under paragraph (a) on account of any Guarantee entered into by the Company or any Restricted Subsidiary; provided that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists.

The amount of any Restricted Payment, if other than in cash, will be the Fair Market Value of the assets or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be.

(b)                                 The foregoing will not prohibit:

(1)                          the payment of any dividend or distribution within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a);

(2)                        dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of any class of Equity Interests of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Company;

(3)                        the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

(4)                        the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or Holdings in exchange for, or out of the proceeds of a substantially concurrent offering (with any offering within 45 days deemed as substantially concurrent) of, Qualified Equity Interests of the Company or of a contribution to the common equity of the Company, including a contribution of the capital stock of Holdings;

(5)                        the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of the Issuers or any Guarantor in exchange for, or out of the proceeds of, a cash or non-cash contribution to the capital of the Company or a substantially concurrent offering (with any offering within 45 days deemed as substantially concurrent) of, Qualified Equity Interests of the Company;

(6)                        any Investment acquired as a capital contribution to the Company, or made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering (with any offering within 45 days deemed as substantially concurrent) of Qualified Equity Interests of the Company;

(7)                        amounts paid to Holdings for the purchase, redemption or other acquisition or retirement for value of Equity Interests of Holdings held by current officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates or their immediate family members), of Holdings, the Company or any of its Restricted Subsidiaries upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued, and Investments in the Equity Interests of Holdings in connection with certain purchases or redemptions of Equity Interests held by officers, directors and employees or any Plan; provided that the aggregate cash consideration paid therefor in any twelve-month period after the Issue Date does not exceed an aggregate amount of $5.0 million;

(8)                        the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of any Subordinated Debt or Disqualified Stock at a purchase price not greater than 101% of the principal amount thereof or liquidation preference in the event of (x) a change of control pursuant to a provision no more favorable to the Holders thereof than Section 4.11 or (y) an asset sale pursuant to a provision no more favorable to the Holders thereof than Section 4.12, provided that, in each case, prior to the repurchase the Issuers have made an Offer to Purchase and repurchased all Notes issued under this Indenture that were validly tendered for payment in connection with the offer to purchase; and

(9)                        payments (i) of Permitted Tax Distributions to Holdings and other equity holders of the Issuer, (ii) of other payments to Holdings and other equity holders of the Issuer (but only to the extent necessary) to satisfy amounts required to be paid by Holdings under the Tax Receivable Agreement in an aggregate amount under this clause (ii) not to exceed $30.0 million and (iii) to Holdings for general administrative costs and expenses incurred by Holdings as and when incurred and not intended to be for the benefit of any entity directly or indirectly owned by Holdings other than the Company;

(10)                  dividends, distributions or other payments to Holdings (and other equity holders of the Company on a pro-rata basis) to fund dividends on Holdings’ common stock in an annual amount per share (adjusted appropriately to reflect subsequent stock splits, subdivisions and reclassifications) equal to (a) prior to December 15, 2013, 1.5% and (b) thereafter, 3%, of the per-share price to the public in the initial public offering of Holdings made concurrently with the offering of the Notes;

(11)                  payments to Holdings to fund cash payments in lieu of fractional shares upon exercise of options or warrants or conversion or exchange of convertible securities, repurchases of Equity Interests deemed to occur upon the exercise of options, warrants or other convertible securities to the extent such securities represent a portion of the exercise price of such options, warrants or other convertible securities and repurchases of Equity Interests in connection with the withholding of a portion of the Equity Interests granted or awarded to a director or an employee to pay for the taxes payable by such director or employee upon such grant or award;

(12)                  Restricted Payments in an aggregate amount not to exceed $30.0 million;

(13)                  Restricted Payments made to consummate the Transactions on or about the Issue Date; and

(14)                  the Company may make a one-time payment to Holdings or Parent in the amount of a required working capital-based adjustment made in the time period provided for in the Transaction Documents;

provided that, in the case of clauses (6), (7), (8), (10) and (12), no Default has occurred and is continuing or would occur as a result thereof.

(c)                                  Proceeds of the issuance of Qualified Equity Interests will be included under clause (3) of paragraph (a) only to the extent they are not applied as described in clause (4), (5) or (6) of paragraph (b). Restricted Payments permitted pursuant to clause (2), (3), (4), (5), (6), (9), (13) or (14) will not be included in making the calculations under clause (3) of paragraph (a).

(d)                                 For purposes of determining compliance with this covenant, in the event that a Restricted Payment permitted pursuant to this covenant or a Permitted Investment meets the criteria of more than one of the categories of Restricted Payment described in clauses (1) through (14) above or one or more clauses of the definition of Permitted Investments, the Company shall be permitted to classify such Restricted Payment or Permitted Investment on the date it is made, or later reclassify all or a portion of such Restricted Payment or Permitted Investment, in any manner that complies with this covenant, and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only one of such clauses of this Section 4.07 or of the definition of Permitted Investments.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

Section 4.08.  Limitation on Liens.  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, to secure any Debt other than Permitted Liens, without effectively providing that the Notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes or any Note Guaranty, prior to) the obligations so secured for so long as such obligations are so secured; provided that any such Lien shall be released if the Lien which caused such Lien to be granted with respect to the Notes is released.

Section 4.09.  Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries.  (a) Except as provided in paragraph (b), the

Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to

(1)                        pay dividends or make any other distributions on its Equity Interests to the Issuers or any Restricted Subsidiary,

(2)                        pay any Debt owed to the Company or any other Restricted Subsidiary,

(3)                        make loans or advances to the Company or any other Restricted Subsidiary, or

(4)                        transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b)         The provisions of paragraph (a) do not apply to any encumbrances or restrictions

(1)                        existing on the Issue Date in the Credit Agreement, this Indenture or any other agreements in effect on the Issue Date, and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;

(2)                        existing pursuant to this Indenture, the Notes or the Note Guaranty;

(3)                        existing under or by reason of applicable law, rule, regulation or order;

(4)                        existing under any agreements or other instruments of, or with respect to

(A)                              any Person, or the property or assets of any  Person, at the time the Person is acquired by the Company or any Restricted Subsidiary, or

(B)                                any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary,

which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of any of the foregoing, provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;

(5)                        of the type described in clause (a)(4) arising or agreed to (i) in the ordinary course of business that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or similar contract, including with respect to intellectual property, (ii) that restrict in a customary manner, pursuant to provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements, the transfer of ownership interests in, or assets of, such partnership, limited liability company, joint venture or similar Person or (iii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Company or any Restricted Subsidiary;

(6)                        with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, the Restricted Subsidiary pending closing of such sale or disposition that is permitted by this Indenture;

(7)                        consisting of customary restrictions pursuant to any Permitted Receivables Financing;

(8)                        existing pursuant to Permitted Refinancing Debt; provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Debt are, taken as a whole, no less favorable in any material respect to the Noteholders than those contained in the agreements governing the Debt being refinanced;

(9)                        consisting of restrictions on cash or other deposits or net worth imposed by customers, suppliers or required by insurance surety bonding companies, in each case, in the ordinary course of business;

(10)                  existing pursuant to purchase money obligations for property acquired in the ordinary course of business and Capital Leases or operating leases or Specified Coal Agreements or Mining Leases that impose encumbrances or restrictions discussed in clause (a)(4) above on the property so acquired or covered thereby;

(11)                  existing pursuant to any Debt Incurred by, or other agreement of, a Foreign Subsidiary, which restrictions are customary for a financing or agreement of such type;

(12)                  existing pursuant to customary provisions in joint venture, operating or similar agreements, asset sale agreements and stock sale agreements required in connection with the entering into of such transaction; or

(13)                  existing pursuant to any agreement or instrument relating to any Debt permitted to be Incurred subsequent to the Issue Date by Section 4.06 (A) if the encumbrance and restrictions contained in any such agreement or instrument are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances and restrictions contained in the Credit Agreement in effect as of the Issue Date (as determined in good faith by the Company) or (B) such encumbrance or restriction is, taken as a whole, no less favorable in any material respect to the Noteholders than is customary in comparable financings (as determined in good faith by the Company) and the Company determines in good faith that such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes as and when they become due.

Section 4.10.  Guaranties by Restricted Subsidiaries.  If and for so long as any Restricted Subsidiary, directly or indirectly, Guarantees any Debt under the Credit Agreement, such Restricted Subsidiary shall provide a Note Guaranty within 15 days, and, if the guaranteed Debt is Subordinated Debt, the Guarantee of such guaranteed Debt must be subordinated in right of payment to the Note Guaranty to at least the extent that the guaranteed Debt is subordinated to the Notes.

A Restricted Subsidiary required to provide a Note Guaranty shall execute a supplemental indenture in the form of Exhibit B, and deliver an Opinion of Counsel to the Trustee and the Securities Administrator to the effect that the supplemental indenture has been duly authorized, executed and delivered by the Restricted Subsidiary and constitutes a valid and binding obligation of the Restricted Subsidiary, enforceable against the Restricted Subsidiary in accordance with its terms (subject to customary exceptions).

Section 4.11.  Repurchase of Notes Upon a Change of Control.  Not later than 30 days following a Change of Control, the Issuers will make an Offer to Purchase all outstanding Notes of both series at a purchase price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest to the date of purchase; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuers shall not be obligated to purchase the Notes of a series pursuant to this section in the event that, prior to the requirement to commence the Offer to Purchase the Issuers have mailed the notice to exercise its right to redeem all the Notes of such series under the terms of Section 3.01 and redeemed the Notes of such series in accordance with such notice.  If the Offer to Purchase is sent prior to the occurrence of the Change of Control, it may be conditioned upon consummation of the Change of Control.

Section 4.12.    Limitation on Asset Sales.  (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(1)                        The Asset Sale is for at least Fair Market Value.

(2)                        At least 75% of the consideration received by the Company or its Restricted Subsidiaries consists of cash or Cash Equivalents.

For purposes of this clause (2):

(a)                        the assumption by the purchaser of Debt or other obligations or liabilities (as shown on the Company’s most recent balance sheet or in the footnotes thereto) (other than Subordinated Debt or other obligations or liabilities subordinated in right of payment to the Notes) of the Company or a Restricted Subsidiary pursuant to operation of law or a customary novation agreement,

(b)                       Additional Assets,

(c)                        instruments, notes, securities or other obligations received by the Company or such Restricted Subsidiary from the purchaser that are promptly, but in any event within 90 days of the closing, converted by the Company or such Restricted Subsidiary to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received, and

(d)                       any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in the Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (d) that is at that time outstanding, not to exceed the greater of (x) $12.5 million and (y) 1.0% of the Company’s Consolidated Net Tangible Assets at the time of receipt of such outstanding Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall in each case be considered cash or Cash Equivalents.

(3)                        Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used

(A)                    to permanently repay secured Debt of the Company or a Guarantor or any Debt of a Restricted Subsidiary that is not the Co-Issuer or a Guarantor owing to a Person other than the Company or a Restricted Subsidiary and, in each case, in the case of a revolving credit, permanently reduce the commitment thereunder by such amount, or

(B)                      to acquire Additional Assets or to make capital expenditures in a Permitted Business.

A binding commitment to make an acquisition referred to in clause (B) shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment; provided that (x) such investment is consummated within 360 days after the earlier of the making of such commitment and the end of the 360 day period referred to in the first sentence of this clause (3) (it being understood that if such commitment is for an LBA, LBM or any other purchase, lease or other arrangement for mineral or surface rights, the Net Cash Proceeds need only be applied as and when installments are due and payable) and (y) if such acquisition is not consummated within the period set forth in subclause (x) or such binding commitment is terminated, the Net Cash Proceeds not so applied will be deemed to be Excess Proceeds (as defined below).

(4)                        The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (3) within 360 days of the Asset Sale constitute “Excess Proceeds”.  Excess Proceeds of less than $25.0 million will be carried forward and accumulated.  When the aggregate amount of the accumulated Excess Proceeds equals or exceeds such amount, the Issuers must, within 30 days, make an Offer to Purchase Notes of both series having a principal amount equal to

(A)                    accumulated Excess Proceeds, multiplied by

(B)                      a fraction (x) the numerator of which is equal to the outstanding aggregate principal amount of the Notes of both series and (y) the denominator of which is equal to the outstanding aggregate principal amount of the Notes of both series and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000.  The purchase price for the Notes will be 100% of the principal amount plus accrued interest to the date of purchase.  If the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuers will purchase Notes of both series having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount (and in a minimum amount of $2,000) will be purchased.  Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by this Indenture.

Section 4.13.  Limitation on Transactions with Affiliates.  (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Company or any Restricted Subsidiary (a “Related Party Transaction”) involving aggregate consideration in excess of $2.0 million, unless the Related Party Transaction is on fair and reasonable terms that are not materially less favorable (as reasonably determined by the Company) to the Company or the relevant Restricted Subsidiary than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company.

(b)         Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $15.0 million must first be approved by a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a Board Resolution.  Prior to entering into any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $75.0 million, the Company must in addition obtain a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Company and its Restricted Subsidiaries from a financial point of view.

(c)          The foregoing paragraphs do not apply to

(1)                        any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;

(2)                        the payment of reasonable and customary regular fees to directors of the Company or Holdings who are not employees of the Company or Holdings;

(3)                        any Restricted Payments of a type described in Section 4.07(a)(i) or (ii) if permitted by that covenant;

(4)                        any issuance of Equity Interests (other than Disqualified Equity Interests) of the Company;

(5)                        loans or advances to officers, directors or employees of the Company or Holdings in the ordinary course of business of the Company or its Restricted Subsidiaries or guarantees in respect thereof or otherwise made on their behalf (including payment on such guarantees) and only to the extent permitted by applicable law, including the Sarbanes-Oxley Act of 2002;

(6)                        any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with officers and employees of the Company or any of its Restricted Subsidiaries or Holdings that are Affiliates of the Company and the payment of compensation to such officers and employees (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans) so long as such agreement has been entered into in the ordinary course of business;

(7)                        transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services (including pursuant to joint venture agreements) in the ordinary course of business on terms at least as favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Company, as determined in good faith by the Company;

(8)                        transactions arising under any contract, agreement, instrument or arrangement in effect on the Issue Date, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole at the time such agreements are executed, are not materially less favorable to the Company and its Restricted Subsidiaries than those in effect on the date of this Indenture;

(9)                        transactions entered into as part of a Permitted Receivables Financing;

(10)                  transactions with any Affiliate in their capacity as a holder of Debt or Equity Interests; provided that such Affiliate owns less than a majority of the interests of the relevant class and is treated the same as other holders;

(11)                  payments to or from, and transactions with, any joint ventures or similar arrangements (including, without limitation, any cash management activities relating thereto); provided that such arrangements are on terms no less favorable to the Company and its Restricted Subsidiaries, on the one hand, than to the relevant joint venture partner and its Affiliates, on the other hand, taking into account all related agreements and transactions entered in by the Company and its Restricted Subsidiaries, on the one hand, and the relevant joint venture partner and its Affiliates, on the other hand; and

(12)                  letter of credit reimbursement obligations in connection with letter of credit arrangements historically provided by Parent and its Affiliates on behalf of the Company in the ordinary course of business.

Section 4.14.    Limitation on Business of the Co-Issuer.  The Co-Issuer may not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that it may be a co-obligor with respect to the Notes or any other Debt issued by the Company, and may engage in any activities directly related thereto or necessary in connection therewith. The Co-Issuer shall be a Wholly-Owned Subsidiary of the Company at all times.

Section 4.15.    Designation of Restricted and Unrestricted Subsidiaries.  (a) The Company may designate any Subsidiary, including a newly acquired or created Subsidiary (other than the Co-Issuer), to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default.

(1)                        Such Subsidiary does not own any Capital Stock of the Company or any Restricted Subsidiary or hold any Debt of, or any Lien on any property of, the Company or any Restricted Subsidiary.

(2)                        At the time of the designation, the designation would be permitted under Section 4.07.

(3)                        To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof  by the Company or any Restricted Subsidiary is permitted under Section 4.06 and Section 4.07.

(4)                        The Subsidiary is not party to any transaction or arrangement with the Company or any Restricted Subsidiary that would not be permitted under Section 4.13 after giving effect to the exceptions thereto.

(5)                        Neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by Section 4.06 and Section 4.07.

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).

(b)                                 (1)                                  A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).

(2)                        The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

(c)                                  Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

(1)                        all existing Investments of the Company and the Restricted Subsidiaries therein (valued at the Company’s proportional share of the fair market value of its assets less liabilities) will be deemed made at that time;

(2)                        all existing Capital Stock or Debt of the Company or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of the Company or a Restricted Subsidiary held by it will be deemed incurred at that time;

(3)                        all existing transactions between it and the Company or any Restricted Subsidiary will be deemed entered into at that time;

(4)                        it shall be released at that time from its Note Guaranty, if any; and

(5)                        it will cease to be subject to the provisions of this Indenture as a Restricted Subsidiary.

(d)                       Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

(1)                        all of its Debt and Disqualified Stock or Preferred Stock will be deemed Incurred at that time for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.12;

(2)                        Investments therein previously charged under Section 4.07 will be credited thereunder;

(3)                        it may be required to issue a Note Guaranty pursuant to Section 4.10; and

(4)                        it will thenceforward be subject to the provisions of this Indenture as a Restricted Subsidiary.

(e)                        Any designation by the Company of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee and the Securities Administrator by promptly filing with the Trustee and the Securities Administrator a copy of the Board Resolution giving effect to the designation and an Officer’s Certificate certifying that the designation complied with the foregoing provisions.

Section 4.16.    Financial Reports.  (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding the Company must provide the Trustee, the Securities Administrator and Noteholders (or make available on EDGAR) within the time periods specified in those sections with

(1)                        all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Company’s certified independent accountants, and

(2)                        all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

For the avoidance of doubt, such information and reports referred to in clauses (1) and (2) above shall not be required to contain separate financial information for Guarantors that would be required under Rule 3-10 of Regulation S-X promulgated by the Commission, except to the extent required by the rules and regulations of the Commission if such rules are actually applicable.

In addition, whether or not required by the Commission, the Company will, after the effectiveness of an Exchange Offer Registration Statement or Shelf Registration Statement, if the Commission will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations.  In addition, the Company will make the information and reports available to securities analysts and prospective investors upon request.

If at any time the Notes are Guaranteed by a direct or indirect parent entity of the Company and such parent entity is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company may satisfy its obligations set forth above by providing the reports of such parent entity (within the time periods set forth above); provided that such reports include a consolidating financial footnote as required pursuant to Rule 3-10 of Regulation S-X promulgated by the Commission.

(b)                       For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Issuers will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)                        All obligors on the Notes will comply with Section 314(a) of the Trust Indenture Act.

(d)                       Delivery of such reports, information and documents to the Trustee and the Securities Administrator is for informational purposes only and their respective receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including either of the Issuers’ or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee and the Securities Administrator are each entitled to rely exclusively on an Officer’s Certificates).

Section 4.17.    Reports to Trustee and the Securities Administrator.  (a) The Issuers will deliver to the Trustee and the Securities Administrator:

(1)                        within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and their performance under this Indenture and that, based upon such review, the Issuer have fulfilled their obligations hereunder or, if there has been a Default, specifying the Default and its nature and status; and

(2)                        within 30 days after such Issuer becomes aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and (unless such Default has already been cured) the action which such Issuer proposes to take with respect thereto.

(b)                                 The Issuers will notify the Trustee and the Securities Administrator when any Notes are listed on any national securities exchange and of any delisting.

(c)                                  Neither the Trustee nor the Securities Administrator shall be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuers’ or any other Person’s compliance with the covenants described in this Indenture or with respect to any reports or other documents filed with the Commission or any national securities exchange under this Indenture; provided, however, that nothing herein shall relieve them of any obligations to monitor the Issuers’ timely delivery of the reports and certificates described in this Section 4.17.

Section 4.18.  Suspension of Covenants.  (a) During any period of time after the Issue Date that (i) the Notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies”), by each of the then applicable Rating Agencies) and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”) , the Company and its Restricted Subsidiaries will not be subject to Section 4.06, Section 4.07, Section 4.09, Section 4.12, Section 4.13; and clause (a)(ii)(3) of Section 5.01 (the “Suspended Covenants”).

(b)                                 Additionally, at such time as the above referenced covenants are suspended (a “Suspension Period”), the Company may not designate any Restricted Subsidiary as an Unrestricted Subsidiary unless the Company would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period and such designation shall be deemed to have created a Restricted Payment under Section 4.07 following the Reversion Date.

(c)                                  In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in clause (a)(i) of this Section 4.18 is no longer satisfied, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events.  Notwithstanding that the Suspended Covenants may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period.

(d)                                 On each Reversion Date, all Debt incurred during the Suspension Period prior to such Reversion Date will be deemed to be Debt incurred pursuant to Section 4.06(b)(9).  For purposes of calculating the amount available to be made as Restricted Payments under Section 4.07(a)(3), calculations under such covenant shall be made as though such covenant had been in effect during the entire period of time after the Issue Date (including the Suspension Period).  Restricted Payments made during the Suspension Period not otherwise permitted under Section 4.07(b) will reduce the amount available to be made as Restricted Payments under Section 4.07(a)(3).  For purposes of Section 4.12, on the Reversion Date, the amount of Excess Proceeds will be reset to the amount of Excess Proceeds in effect as of the first day of the Suspension Period ending on such Reversion Date.

ARTICLE 5
CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01.  Consolidation, Merger or Sale of Assets by the Company.  (a) The Company will not

(i)                           consolidate or merge with or into any Person, or

(ii)                        sell, convey, transfer, or otherwise dispose of all or substantially all of the Company’s assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person unless

(1)                        either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation, partnership (including a limited partnership), trust or limited liability company organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Company under this Indenture, the Notes and the Registration Rights Agreement;

(2)                        immediately after giving effect to the transaction, no Default has occurred and is continuing;

(3)                        immediately after giving effect to the transaction on a pro forma basis, the Company or the resulting surviving or transferee Person (i) could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio Test or (ii) would have a Fixed Charge Coverage Ratio on a pro forma basis that is at least equal to the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; and

(4)                        the Company delivers to the Trustee and the Securities Administrator an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with this Indenture;

provided, that clauses (2) and (3) do not apply (i) to the consolidation, merger, sale, conveyance, transfer or other disposition of the Company with or into a Wholly Owned Restricted Subsidiary or the consolidation, merger, sale, conveyance, transfer or other disposition of a Wholly Owned Restricted Subsidiary with or into the Company or (ii) if, in the good faith determination of the Board of Directors of the Company, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of incorporation of the Company.

(b)         The Company shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.

(c)          Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor Person had been named as the Company in this Indenture.  Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than all its assets, the Company will be released from its obligations under this Indenture and the Notes.

Section 5.02.    Consolidation, Merger or Sale of Assets by the Co-Issuer.  The Co-Issuer shall not consolidate or merge with or into any Person, or permit any Person to merge with or into the Co-Issuer unless:

(1)                        concurrently therewith, a corporate Wholly-Owned Restricted Subsidiary of the Company organized and validly existing under the laws of the United States of America, any state thereof or the

District of Columbia (which may be the continuing Person as a result of such transaction) shall expressly assume, by a supplemental indenture (or other joinder agreement, as applicable), all of the obligations of the Co-Issuer under this Indenture, the Notes and the Registration Rights Agreement; or

(2)                        after giving effect thereto, at least one obligor on the Notes shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof; and

(3)                        immediately after such transaction, no Default has occurred and is continuing.

Section 5.03.    Consolidation, Merger or Sale of Assets by a Guarantor.  No Guarantor may

(i)                           consolidate or merge with or into any Person, or

(ii)                        sell, convey, transfer or dispose of all or substantially all of the Guarantor’s assets, in one transaction or a series of related transactions, to any Person,

unless

(A)                    the other Person is the Company or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(B)  (1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person  expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Guarantor under its Note Guaranty and the Registration Rights Agreement; and

(2)                             immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C)                      the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture.

ARTICLE 6
DEFAULT AND REMEDIES

Section 6.01.  Events of Default.  An “Event of Default” occurs with respect to Notes of a series if

(1)                                  the Issuers default in the payment of the principal of any Note of such series when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

(2)                                  the Issuers default in the payment of interest (including any Additional Interest) on any Note of such series when the same becomes due and payable, and the default continues for a period of 30 days;

(3)                                  the Issuers fail to make an Offer to Purchase and thereafter accept and pay for Notes tendered when and as required pursuant to Section 4.11 or the Issuers or any Guarantor fails to comply with Article 5;

(4)                                  the Issuers default in the performance of or breach any other covenant or agreement of the Issuers in this Indenture or under the Notes of such series (other than a default specified in clauses (1), (2) or (3) above) and the default or breach continues for a period of 60 consecutive days (or 90 consecutive days in the case of a failure to comply with the reporting obligations described under Section 4.16) after written notice to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

(5)                                  there occurs with respect to any Debt of the Company or any of its Significant Restricted Subsidiaries having an outstanding principal amount of $30.0 million or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment on such Debt when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(6)                                  one or more final judgments or orders for the payment of money are rendered against the Company or any of its Restricted Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $30.0 million (in excess of amounts which the Company’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(7)                                  an involuntary case or other proceeding is commenced against the Company or any Significant Restricted Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company or any Significant Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(8)                                  the Company or any of its Significant Restricted Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Restricted Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Restricted Subsidiaries (an event of default specified in clause (7) or (8) a “bankruptcy default”); or

(9)                                  any Note Guaranty ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guaranty.

Section 6.02.  Acceleration.  (a) If an Event of Default, other than a bankruptcy default with respect to the Company, occurs and is continuing under this Indenture with respect to Notes of a series, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding, by written notice to the Issuers (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes of such series to be immediately due and payable.  Upon a declaration of acceleration, such principal and accrued interest will become immediately due and payable.  If a bankruptcy default occurs with respect to the Company, the principal of and accrued interest on the Notes of such series then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)                                 The Holders of a majority in principal amount of the outstanding Notes of a series by written notice to the Issuers and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

(1)                                  all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(2)                                  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

(c)                                  In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) under Section 6.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled, without any action by the Trustee or the Holders, if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured, or rescinded or waived by the Holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.03.  Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes of a series or to enforce the performance of any provision of the Notes or this Indenture.  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04.  Waiver of Past Defaults.  (a) Except as otherwise provided in Section 6.02, Section 6.07 and Section 9.02, the Holders of a majority in principal amount of the outstanding Notes of a series may, by notice to the Trustee, waive an existing Default and its consequences with respect to such series.  Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.  The Holders of a majority in principal amount of the outstanding Notes of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction.  In addition, the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.  The Trustee shall not be obligated to take any action at the direction of Holders unless such Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee.

Section 6.06.  Limitation on Suits.  A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

(1)                                  the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2)                                  Holders of at least 25% in aggregate principal amount of outstanding Notes of such series have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(3)                                  Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4)                                  the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)                                  during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07.  Rights of Holders to Receive Payment.  Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08.  Collection Suit by Trustee.  If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09.  Trustee May File Proofs of Claim.  The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, the Securities Administrator, their respective agents and counsel, and any other amounts due the Trustee and the Securities Administrator hereunder) and the Holders allowed in any judicial proceedings relating to the Issuers or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims.  Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee and the Securities Administrator consent to the making of such payments directly to the Holders, to pay to the Trustee and the Securities Administrator any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and the Securities Administrator, their respective agents and counsel, and any other amounts due the Trustee and the Securities Administrator hereunder.  Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.  If the Trustee collects any money pursuant to this Article, it (or the Securities Administrator on its behalf) shall pay out the money in the following order:

First:  to the Trustee and the Securities Administrator for all amounts due hereunder;

Second:  to Holders for amounts then due and unpaid for principal of and interest on the Notes of the applicable series, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third:  to the Issuers or, if applicable, the Guarantors, as their respective interests may appear.

The Trustee (or the Securities Administrator on its behalf), upon written notice to the Issuers, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11.  Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Issuers, any Guarantors, the Trustee, the Securities Administrator and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuers, any Guarantors, the Trustee, the Securities Administrator and the Holders will continue as though no such proceeding had been instituted.

Section 6.12.  Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13.  Rights and Remedies Cumulative.  No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14.  Delay or Omission Not Waiver.  To the extent permitted by law, no delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15.  Waiver of Stay, Extension or Usury Laws.  Each Issuer and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Issuer or Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture.  Each Issuer and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 7.01.  General.  (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein.  Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee and the Securities Administrator is subject to this Article.

(b)                                 Except during the continuance of an Event of Default, the Trustee need perform or be required to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee.  In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

(d)                                 The rights of the Trustee under Section 7.02 shall be subject to the Trust Indenture Act Sections 315(a) through (d).

Section 7.02.  Certain Rights of Trustee and the Securities Administrator.  (a) In the absence of bad faith on its part, each of the Trustee and the Securities Administrator may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  Neither the Trustee nor the Securities Administrator need to investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee or the Securities Administrator pursuant to any provision hereof, the Trustee or the Securities Administrator, as applicable, shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).  The Trustee or the Securities Administrator, as applicable, in its discretion, may but shall not be obligated to make further inquiry or investigation into such facts or matters as it sees fit.

(b)                                 Before the Trustee or the Securities Administrator acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 11.05 and neither the Trustee nor the Securities Administrator will be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)                                  Each of the Securities Administrator and the Trustee may execute any of the trusts or powers hereunder, or perform any duties hereunder either directly or through agents or attorneys.  Each of the Trustee and the Securities Administrator may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 Neither the Trustee nor the Securities Administrator will be under obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee or the Securities Administrator, as applicable, security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

(e)                                  Neither the Trustee nor the Securities Administrator will be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers and the Trustee shall not be liable for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(f)                                    Each of the Trustee and the Securities Administrator may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g)                                 No provision of this Indenture will require the Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(h)                                 Neither the Trustee nor the Securities Administrator shall be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee or the Securities Administrator, as applicable, was negligent in ascertaining the pertinent facts.

(i)                                     Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety in respect of the execution of this Indenture or otherwise.

(j)                                     Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee or the Securities Administrator shall be subject to the provisions of this Article 7.

(k)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Company.

(l)                                     Neither the Trustee nor the Securities Administrator shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that its conduct does not constitute willful misconduct or negligence.

(m)                               Neither the Trustee nor the Securities Administrator shall be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee or the Securities Administrator, as applicable, has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee or the Securities Administrator at the applicable Corporate Trust Office and such notice references the Notes and this Indenture.  For purposes of determining the Trustee’s or the Securities Administrator’s responsibility and liability hereunder, whenever reference is made in this Indenture to a Default or Event of Default, such reference shall be construed to refer only to such Default or Event of Default for which the Trustee is deemed to have notice pursuant to this Section 7.02(m).

(n)                                 The rights, privileges, protections, immunities and benefits given to the Trustee or the Securities Administrator, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee or Securities Administrator, as applicable in any of its capacities hereunder, and to each Agent, custodian and other Person employed to act hereunder.

(o)                                 In no event shall the Trustee or the Securities Administrator be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Trustee or the Securities Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

(p)                                 Each of the Trustee and the Securities Administrator may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(q)                                 The permissive rights of the Trustee and the Securities Administrator, as applicable, enumerated herein shall not be construed as duties and each of the Trustee and the Securities Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Securities Administrator.

(r)                                    Neither the Trustee nor the Securities Administrator shall be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee and the Securities Administrator shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances).

(s)                                  To help fight the funding of terrorism and money laundering activities, the Securities Administrator will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Securities Administrator. The Securities Administrator will ask for the name, address, tax identification number and other information that will allow the Securities Administrator to identify the individual or entity who is establishing the relationship or opening the account. The Securities Administrator may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

(t)                                    Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Securities Administrator that the Securities Administrator in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process.  Information and assistance on registering and using the email encryption technology can be found at the Securities Administrator’s secure website www.citigroup.com/citigroup/citizen/privacy/email.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181 at any time.

Section 7.03.  Individual Rights of Trustee and the Securities Administrator.  Each of the Trustee and the Securities Administrator, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not the Trustee or the Securities Administrator.  Any Agent may do the same with like rights.  However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.  For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a)                                  “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)                                 “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04.  Trustee’s and Securities Administrator’s Disclaimer.  Neither the Trustee nor the Securities Administrator (i) makes any representation as to the validity or adequacy of this Indenture or the Notes, (ii) is accountable for the Issuers’ use or application of the proceeds from the Notes or (iii) is responsible for any statement in the Notes other than the Securities Administrator in its capacity as Authentication Agent with respect to its certificate of authentication.

Section 7.05.  Notice of Default.  If any Default occurs and is continuing and is known to a Responsible Officer of the Trustee, the Trustee (or the Securities Administrator on its behalf) will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.  Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 7.06.  Reports by Trustee to Holders.  Within 60 days after each May 15, beginning with May 15, 2010, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

Section 7.07.  Compensation and Indemnity.  (a) The Issuers will pay each of the Trustee and the Securities Administrator compensation as agreed upon in writing for its services.  The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust.  The Issuers will reimburse each of the Trustee and the Securities Administrator upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee or the Securities Administrator, as applicable, including the reasonable compensation and expenses of their respective agents and counsel.

(b)                                 The Issuers will indemnify the Trustee, the Securities Administrator, and their respective officers, directors, employees and agents for, and hold it harmless against, any loss, damage, claim or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending themselves (including reasonable attorneys’ costs and fees) against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.

(c)                                  To secure the Issuers’ payment obligations in this Section, each of the Trustee and the Securities Administrator will have a lien prior to the Notes on all money or property held or collected by the Securities Administrator, in its capacity as Securities Administrator, except money or property held in trust to pay principal of, and interest on particular Notes.

(d)                                 The Issuer’s payment obligations pursuant to this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee or the Securities Administrator, as applicable.

Section 7.08.  Replacement of Trustee and Securities Administrator. (a) (1) The Trustee or the Securities Administrator may resign at any time upon 30 days’ written notice to the Issuers.

(2)                                  The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee or the Securities Administrator upon 30 days’ written notice to the Trustee or the Securities Administrator, as applicable.

(3)                                  If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4)                                  The Issuers may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

(5)                                  The Issuers may remove the Securities Administrator if: (i) the Securities Administrator is adjudged a bankrupt or an insolvent; (ii) a receiver or other public officer takes charge of the Securities Administrator or its property; or (iii) the Securities Administrator becomes incapable of acting.

A resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or successor Securities Administrator will become effective only upon the successor Trustee’s or successor Securities Administrator’s acceptance of appointment as provided in this Section.

(b)                                 If the Trustee or Securities Administrator, as applicable, has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee or Securities Administrator, as applicable, with the consent of the Issuers.  Otherwise, if the Trustee or Securities Administrator, as applicable, resigns or is removed, or if a vacancy exists in the office of Trustee or Securities Administrator, as applicable, for any reason, the Issuers will promptly appoint a successor Trustee or successor Securities Administrator, as applicable.  If the successor Trustee or successor Securities Administrator, as applicable, does not deliver its written acceptance within 30 days after the retiring Trustee or Securities Administrator, as applicable, resigns or is removed, the retiring Trustee or Securities Administrator, as applicable, the Issuers or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or successor Securities Administrator, as applicable.

(c)                                  Upon delivery by the successor Trustee or successor Securities Administrator, as applicable, of a written acceptance of its appointment to the retiring Trustee or Securities Administrator, as applicable, and to the Issuers, (i) the retiring Trustee or Securities Administrator, as applicable, will transfer all property held by it as Trustee or Securities Administrator, as applicable, to the successor Trustee or successor Securities Administrator, as applicable, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee or Securities Administrator, as applicable, will become effective, and (iii) the successor Trustee or successor Securities Administrator, as applicable, will have all the rights, powers and duties of the Trustee or Securities Administrator, as applicable, under this Indenture.  Upon request of any successor Trustee or successor Securities Administrator, as applicable, the Issuers will execute any and all instruments for fully and vesting in and confirming to the successor Trustee or successor Securities Administrator, as applicable, all such rights, powers and trusts.  The Issuers will give notice of any resignation and any removal of the Trustee or Securities Administrator, as applicable, and each appointment of a successor Trustee or successor Securities Administrator, as applicable, to all Holders, and include in the notice the name of the successor Trustee or successor Securities Administrator, as applicable, and the address of its respective Corporate Trust Office.

(d)                                 Notwithstanding replacement of the Trustee or Securities Administrator, as applicable, pursuant to this Section, the Issuers’ obligations under Section 7.07 will continue for the benefit of the retiring Trustee or Securities Administrator, as applicable.

(e)                                  The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09.  Successor Trustee or Successor Securities Administrator by Merger.  If the Trustee or Securities Administrator, as applicable, consolidates with, merges or converts into, transfers or sells all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee or successor Securities Administrator, as applicable, with the same effect as if the successor Trustee or successor Securities Administrator, as applicable, had been named as the Trustee or Securities Administrator, as applicable, in this Indenture.

Section 7.10.  Eligibility.  This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11.  Money Held in Trust.  The Securities Administrator will not be liable for interest on any money received by it except as it may agree with the Issuers.  Money held in trust by the Securities Administrator need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8
DEFEASANCE AND DISCHARGE

Section 8.01.  Discharge of Issuers’ Obligations. (a) Subject to paragraph (b), the Issuers’ obligations under the Notes of a series and this Indenture, and each Guarantor’s obligations under its Note Guaranty in respect of such Notes, will terminate if:

(1)                                  all Notes of such series previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or (ii) Notes that are paid pursuant to Section 4.01 or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Issuers  pursuant to Section 8.05) have been delivered to the Securities Administrator for cancellation and the Issuers have paid all sums payable by it hereunder; or

(2) (A)                                     the Notes of such series mature within one year, or all of them are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee and the Securities Administrator for giving the notice of redemption,

      (B)                                      if either Issuer irrevocably deposits or causes to be deposited in trust with the Securities Administrator, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certificate delivered to the Trustee and the Securities Administrator, without consideration of any reinvestment, to pay principal of and interest on the Notes of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,

      (C)                                      no Default has occurred and is continuing on the date of the deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit),

      (D)                                     the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers are a party or by which it is bound, and

      (E)                                       the Issuers deliver to the Trustee and the Securities Administrator an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b)                                 After satisfying the conditions in clause (1), only the Issuers’ obligations under Section 7.07 will survive.  After satisfying the conditions in clause (2), only the Issuers’ obligations in Sections 2.03, 2.04, 2.05, 2.09, 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive.  In either case, the Trustee and the Securities Administrator upon request will acknowledge in writing the discharge of the Issuers’ obligations under the Notes of such series and this Indenture other than the surviving obligations.

Section 8.02.  Legal Defeasance.  After the 123rd day following the deposit referred to in clause (1), the Issuers will be deemed to have paid and will be discharged from their obligations in respect of the Notes of such series and this Indenture, other than their obligations in Sections 2.03, 2.04, 2.05, 2.09, 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Guarantor’s obligations under its Note Guaranty will terminate, provided the following conditions have been satisfied:

(1)                                  if either Issuer irrevocably deposited in trust with the Securities Administrator, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee and the Securities Administrator, without consideration of any reinvestment, to pay principal of and interest on the Notes of such series to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee and the Securities Administrator.

(2)                                  No Default has occurred and is continuing on the date of the deposit or occurs at any time during the 123-day period following the deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit).

(3)                                  The deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers are a party or by which they is bound.

(4)                                  The Issuers have delivered to the Trustee and the Securities Administrator either (x) a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of this Indenture, to the same effect as the ruling described in clause (x).

(5)                                  The Issuers have delivered to the Trustee and the Securities Administrator an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Prior to the end of the 123-day period, none of the Issuers’ obligations under this Indenture in respect of such Notes will be discharged.  Thereafter, the Trustee and the Securities Administrator upon request will acknowledge in writing the discharge of the Issuers’ obligations under the Notes of such series and this Indenture in respect of such Notes except for the surviving obligations specified above.

Section 8.03.  Covenant Defeasance.  After the 123rd day following the deposit referred to in clause (1), the Issuers’ obligations set forth in Sections 4.04, 4.06 through 4.18, inclusive, and clauses (3) and (4) of Section 5.01(a)(ii), and each Guarantor’s obligations under its applicable Note Guaranty, will terminate, and clauses (3), (4), (5), (6) and (9) of Section 6.01 will no longer constitute Events of Default with respect to Notes of a series, provided the following conditions have been satisfied:

(1)                                  The Issuers have complied with clauses (1), (2), (3) and (5) of Section 8.02; and

(2)                                  the Issuers have delivered to the Trustee and the Securities Administrator an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

Except as specifically stated above, none of the Issuers’ obligations under this Indenture will be discharged.

Section 8.04.  Application of Trust Money.  Subject to Section 8.05, the Securities Administrator will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the applicable series of Notes in accordance with the Notes and this Indenture.  Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05.  Repayment to Issuers.  Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Securities Administrator will promptly pay to the Issuers upon request any excess money held by the Securities Administrator at any time and thereupon be relieved from all liability with respect to such money.  The Securities Administrator will pay to the Issuers upon request any money held for payment with respect to the applicable series of Notes that remains unclaimed for two years, provided that before making such payment the Securities Administrator may at the expense of the Issuers publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Issuers.  After payment to the Company, Holders entitled to such money must look solely to the Issuers for payment, unless applicable law designates another Person, and all liability of the Securities Administrator and the Trustee with respect to such money will cease.

The Issuers shall pay and shall indemnify the Trustee and the Securities Administrator against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations deposited with the Securities Administrator pursuant to this Article 8.

Section 8.06.  Reinstatement.  If and for so long as the Securities Administrator is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the applicable series of Notes will be reinstated as though no such deposit in trust had been made.  If the Issuers make any payment of principal of or interest on any applicable series of Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such series of Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.  Amendments Without Consent of Holders.  The Issuers, the Trustee, and the Securities Administrator  may amend or supplement this Indenture and the Notes with respect to a series without notice to or the consent of any Noteholder

(1)                                  to cure any ambiguity, defect, omission or inconsistency in this Indenture or the Notes;

(2)                                  to comply with Article 5;

(3)                                  to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(4)                                  to evidence and provide for the acceptance of an appointment by a successor Trustee or a successor Securities Administrator;

(5)                                  to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(6)                                  to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;

(7)                                  to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

(8)                                  to conform any provision to this Indenture; or

(9)                                  to make any other change that does not materially and adversely affect the rights of any Holder.

Section 9.02.  Amendments With Consent of Holders.  (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraph (b), the Issuers, the Trustee, and the Securities Administrator  may amend this Indenture and the Notes with respect to a series with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of such series (with Holders of Notes and Additional Notes of a series voting together for all purposes as a single class) and the Holders of a majority in aggregate principal amount of the outstanding Notes of a series (with Holders of Notes and Additional Notes of a series voting together for all purposes as a single class) by written notice to the Trustee and the Securities Administrator may waive future compliance by the Issuers with any provision of this Indenture or the Notes with respect to such series.

(b)                                 Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not

(1)                                  reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note,

(2)                                  reduce the rate of or change the Stated Maturity of any interest payment on any Note,

(3)                                  reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,

(4)                                  after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,

(5)                                  make any Note payable in money other than that stated in the Note,

(6)                                  impair the right of any Holder of Notes to receive any  principal payment or interest payment on such Holder’s Notes or

Note Guaranty, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,

(7)                                  make any change in the percentage of the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver,

(8)                                  modify or change any provision of this Indenture affecting the ranking of the Notes or any Note Guaranty in a manner materially adverse to the Holders of the Notes, or

(9)                                  make any change in any Note Guaranty that would adversely affect the Noteholders.

(c)                                  It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d)                                 An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee and the Securities Administrator of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes of a series.  After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  The Company will send supplemental indentures to Holders upon request.  Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03.  Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder of a Note of such series unless it is of the type requiring the consent of each Holder affected.  If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note of such series that evidences the same debt as the Note of such series of the consenting Holder.

(b)                                 If an amendment, supplement or waiver changes the terms of a Note of a series, the Securities Administrator may require the Holder to deliver it to the Securities Administrator so that the Securities Administrator may place an appropriate notation of the changed terms on the Note of such series and return it to the Holder, or exchange it for a new Note of such series that reflects the changed terms.  The Securities Administrator may also place an appropriate notation on any Note thereafter authenticated.  However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04.  Trustee’s and Securities Administrator’s Rights and Obligations.  Each of the Trustee and Securities Administrator is entitled to receive, and, subject to Section 7.01, will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture.  If the Trustee and the Securities Administrator has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee or the Securities Administrator, as applicable.  The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

Section 9.05.  Conformity With Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.06.  Payments for Consents.  Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10
GUARANTIES

Section 10.01.  The Guaranties.  Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Issuers under this Indenture.  Upon failure by the Issuers to pay punctually when due any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 10.02.  Guaranty Unconditional.  The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

(1)                                  any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuers under this Indenture or any Note, by operation of law or otherwise;

(2)                                  any modification or amendment of or supplement to this Indenture or any Note;

(3)                                  any change in the corporate existence, structure or ownership of the Issuers, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuers or their assets or any resulting release or discharge of any obligation of the Issuers contained in this Indenture or any Note;

(4)                                  the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Issuers, the Trustee, the Securities Administrator or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(5)                                  any invalidity or unenforceability relating to or against the Issuers for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuers of the principal of or interest on any Note or any other amount payable by the Issuers under this Indenture; or

(6)                                  any other act or omission to act or delay of any kind by the Issuers, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 10.03.  Discharge; Reinstatement.  Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Issuers under this Indenture have been paid in full.  If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Issuers under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuers or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04.  Waiver by the Guarantors.  Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuers or any other Person.

Section 10.05.  Subrogation and Contribution.  Upon making any payment with respect to any obligation of the Issuers under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Issuers with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuers hereunder or under the Notes remains unpaid.

Section 10.06.  Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Issuers under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuers, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07.  Limitation on Amount of Guaranty.  Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance or similar event under applicable fraudulent transfer or conveyance or similar provisions of the United States Bankruptcy Code or any comparable provision of applicable state law.  To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor’s obligations hereunder subject to avoidance under applicable fraudulent transfer or conveyance or similar provisions of the United States Bankruptcy Code or any comparable provision of applicable state law.

Section 10.08.  Execution and Delivery of Guaranty.  The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note.  The delivery of any Note by the Issuers after authentication by the Authenticating Agent constitutes due delivery of the Note Guaranty set forth in this Indenture on behalf of each Guarantor.

Section 10.09.  Release of Guaranty.  Notwithstanding any other provision of this Article 10, the Note Guaranty of a Guarantor will terminate upon

(1)                                  a sale or other disposition (including by way of consolidation or merger or otherwise) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Issuer or a Restricted Subsidiary) otherwise permitted by this Indenture,

(2)                                  a sale of the majority of the Capital Stock of a Guarantor to a third Person otherwise permitted by this Indenture, after which the applicable Guarantor is no longer a Restricted Subsidiary,

(3)                                  upon a liquidation or dissolution of a Guarantor so long as no Default or Event of Default occurs as a result thereof,

(4)                                  the designation by the Issuers in accordance with this Indenture of the Guarantor as an Unrestricted Subsidiary or the Guarantor otherwise ceases to be a Restricted Subsidiary in accordance with this Indenture,

(5)                                  satisfaction, or defeasance or discharge of the Notes, as provided in Article 8, or

(6)                                  the release, other than the discharge through payment by the Guarantor, of all other Guarantees by such Restricted Subsidiary of Debt of either Issuer.

Upon delivery by the Issuers to the Trustee and the Securities Administrator of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee and the Securities Administrator will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guaranty.

ARTICLE 11
MISCELLANEOUS

Section 11.01.  Trust Indenture Act of 1939.  This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 11.02.  Noteholder Communications; Noteholder Actions.  (a) The rights of Holders to communicate with other Holders with respect to this

Indenture or the Notes are as provided by the Trust Indenture Act, and the Issuers and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b).  Neither Issuer nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b)                       (1)                    Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee.  The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2)                    The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c)                                  Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note.  Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d)                                 The Issuers may, but are not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default.  If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date.  No act will be valid or effective for more than 90 days after the record date.

Section 11.03.  Notices.  (a) Any notice or communication to the Issuers will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed.  Notices or communications to a Guarantor will be deemed given if given to the Issuers.  Any notice to the Trustee and the Securities Administrator will be effective only if in writing and upon receipt.  In each case the notice or communication should be addressed as follows:

if to the Issuers:

Cloud Peak Energy Resources LLC
Cloud Peak Energy Finance Corp.
c/o Cloud Peak Energy Inc.
505 S. Gillette Ave.
Gillette, WY 82716
Attention: Chief Financial Officer
(307) 687-6015

if to the Trustee:

Wilmington Trust Company
at its Corporate Trust Office
(302) 636-4145

if to the Securities Administrator:

Citibank, N.A.
at its Corporate Trust Office
(212) 816-5527

The Issuers, the Trustee or the Securities Administrator by notice to the others may designate additional or different addresses for subsequent notices or communications.

(b)                                 Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Issuers, the Trustee, the Securities Administrator and DTC.  Copies of any notice or communication to a Holder, if given by the Issuers, will be mailed to the Trustee and the Securities Administrator at the same time.  Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c)                                  Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice.  Waivers of notice by Holders must be filed with the Trustee and the Securities Administrator, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 11.04.  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuers to the Trustee or the Securities

Administrator to take any action under this Indenture, each Issuer will furnish to the Trustee and the Securities Administrator:

(1)                                  an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                  an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 11.05.  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than an Officer’s Certificate or other certificate required by Section 4.17, must include, to the extent required by the Trust Indenture Act or requested by the Trustee or the Securities Administrator:

(1)                                  a statement that each person signing the certificate or opinion has read the covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3)                                  a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4)                                  a statement as to whether or not, in the opinion of each such person, such condition or covenant has been or satisfied complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 11.06.  Payment Date Other Than a Business Day.  If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 11.07.  Governing Law.  This Indenture, including any Note Guaranties, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.(49)

Section 11.08.  No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 11.09.  Successors.  All agreements of the Issuers or any Guarantor in this Indenture and the Notes will bind its successors.  All agreements of the Trustee or the Securities Administrator in this Indenture will bind its applicable successor.

Section 11.10.  Duplicate Originals and Electronic and Facsimile Signatures.  The parties may sign any number of copies of the Indenture, including through the use of electronic or facsimile signatures.  Each signed copy shall be an original, but all of them together represent the same agreement.  The approval of Holders for purposes of amendments, consents and other actions by the Holders hereunder may be submitted electronically, which shall be sufficient for such approval.  Any such electronic or facsimile signature, consent or other document provided shall be followed promptly by delivery of the original, if any.

Section 11.11.  Separability.  In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.12.  Table of Contents and Headings.  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 11.13.  No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders.  No past, future or present director, officer, employee, incorporator, member, manager, agent or stockholder of any Issuer or Guarantor, as such, will have any liability for any obligations of such Issuer or such Guarantor under the Notes, any Note Guaranty or this Indenture or for any claim based on, in respect of, or by reason of, such obligations.  Each Holder of Notes by accepting a Note waives and releases all such liability to the fullest extent permitted by law.  The waiver and release are part of the consideration for issuance of the Notes.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

CLOUD PEAK ENERGY RESOURCES LLC, as the Company

By:	/s/ Oscar Martinez
	Name:	Oscar Martinez
	Title:	VP & Treasurer

CLOUD PEAK ENERGY FINANCE CORP., as Co-Issuer

By:	/s/ Oscar Martinez
	Name:	Oscar Martinez
	Title:	VP & Treasurer

CORDERO MINING LLC
CORDERO MINING HOLDINGS LLC
CABALLO ROJO LLC
CABALLO ROJO HOLDINGS LLC
NERCO LLC
NERCO COAL LLC
ANTELOPE COAL LLC
SPRING CREEK COAL LLC
NERCO COAL SALES LLC
PROSPECT LAND AND DEVELOPMENT LLC
NORTHERN COAL TRANSPORTATION LLC
KENNECOTT COAL SALES LLC
RESOURCE DEVELOPMENT LLC
WESTERN MINERALS LLC
SEQUATCHIE VALLEY COAL CORPORATION
CLOUD PEAK ENERGY SERVICES COMPANY, as Guarantors

By:	/s/ Oscar Martinez
	Name:	Oscar Martinez
	Title:	VP & Treasurer

[Signature page to Indenture]

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Geoffrey J. Lewis
	Name:	Geoffrey J. Lewis
	Title:	Senior Financial Services Officer

Citibank, N.A., as Securities Administrator

By:	/s/ Marion O’Connor
	Name:	Marion O’Connor
	Title:	Vice President

[Signature page to Indenture]

EXHIBIT A-1

[FACE OF NOTE]

CLOUD PEAK ENERGY RESOURCES LLC

CLOUD PEAK ENERGY FINANCE CORP.

8.250% Senior Note Due 2017

CUSIP

No.	$

Cloud Peak Energy Resources LLC, a Delaware limited liability company (the “Company”) and Cloud Peak Energy Finance Corp., a Delaware corporation (the “Co-Issuer” and together with the Company, the “Issuers”, which term includes any successor under the Indenture hereinafter referred to), for value received, jointly and severally promise to pay to                                         , or its registered assigns, the principal sum of                          DOLLARS ($            ) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto](1) on December 15, 2017.

Initial Interest Rate:  8.250% per annum.

Interest Payment Dates:  June 15 and December 15, commencing June 15, 2010.

Regular Record Dates:  June 1 and December 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

(1) For Global Notes

A-1-1

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	CLOUD PEAK ENERGY RESOURCES LLC

By:
Name:
Title:

CLOUD PEAK ENERGY FINANCE CORP.

By:
Name:
Title:

A-1-2

(Form of Certificate of Authentication)

This is one of the 8.250% Senior Notes Due 2017 described in the Indenture referred to in this Note.

Citibank, N.A., as Authentication Agent

By:
Authorized Signatory

A-1-3

[REVERSE SIDE OF NOTE]

CLOUD PEAK ENERGY RESOURCES LLC

CLOUD PEAK ENERGY FINANCE CORP.

8.250% Senior Note Due 2017

1.                                       Principal and Interest.

The Issuers jointly and severally promise to pay the principal of this Note on December 15, 2017.

The Issuers jointly and severally promise to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 8.250% per annum [(subject to adjustment as provided below)].(1)

Interest will be payable semiannually (to the Holders of record of the Notes at the close of business on the June 1 or December 1 immediately preceding the interest payment date) on each interest payment date, commencing June 15, 2010.

[The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated November 25, 2009, between the Issuers and the Initial Purchasers named therein (the “Registration Rights Agreement”).](2)

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note](3) (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date or such other date determined on the date of issue].  Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Issuers will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% in excess of 8.250%.  Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record

(1) Include only for Initial Note or Initial Additional Note.

(2) Include only for Initial Note or Initial Additional Note.

(3) Include only for Exchange Note.

A-1-4

date, which will be the 15th day preceding the date fixed by the Issuers for the payment of such interest, whether or not such day is a Business Day.  At least 15 days before a special record date, the Issuers will send to each Holder and to the Trustee and the Securities Administrator a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.                                       Indentures; Note Guaranty.

This is one of the 2017 Notes issued as a series under an Indenture dated as of November 25, 2009 (as amended from time to time, the “Indenture”), among the Issuers, the Co-Issuer, the Guarantors party thereto, Wilmington Trust Company, as Trustee and Citibank, N.A., as Securities Administrator.  Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Issuers.  The original aggregate principal amount of the Notes is $300,000,000, but Additional Notes of such series may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.  This Note is guarantied as set forth in the Indenture.

3.                                       Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

Except as set forth in the next three paragraphs, the 2017 Notes are not redeemable at the option of the Issuers.  There will be no mandatory redemption or sinking fund payments applicable to the Notes.

At any time prior to December 15, 2013, the Issuers may redeem the 2017 Notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, by paying a redemption price equal to 100% of the principal amount of the 2017 Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

At any time and from time to time on or after December 15, 2013, the Issuers may redeem the 2017 Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the redemption date.

A-1-5

12-month period commencing December 15 in Year	Percentage
2013	104.125%
2014	102.063%
2015 and thereafter	100.000%

At any time and from time to time prior to December 15, 2012, the Issuers may redeem the 2017 Notes with the net cash proceeds received by the Company from one or more Equity Offerings at a redemption price equal to 108.250% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the 2017 Notes, including Additional Notes that are 2017 Notes, provided that

(1)    in each case, the redemption takes place not later than 90 days after the closing of the related Equity Offering, and

(2)     not less than 65% of the aggregate principal amount of the Notes originally issued on the Issue Date remains outstanding immediately thereafter.

If the Issuers deposit with the Securities Administrator money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Issuers may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.                                       Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Trustee or the Securities Administrator may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.                                       Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the

A-1-6

Notes may declare all the Notes to be due and payable.  If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.                                       Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes.  Without notice to or the consent of any Holder, the Issuers, the Trustee and the Securities Administrator may amend or supplement the Indenture or the Notes as described in the Indenture.

7.                                       Authentication.

This Note is not valid until the Trustee or Authenticating Agent signs the certificate of authentication on the other side of this Note.

8.                                       Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.                                       Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Issuers will furnish a copy of the Indenture to any Holder upon written request and without charge.

A-1-7

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Issuers with full power of substitution in the premises.

A-1-8

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to                             (2), the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐            (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐            (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐            (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Securities Administrator is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

(2) One year after date of initial issuance or a later date when purchased from an affiliate.

A-1-9

Signature Guarantee:(5)

By
To be executed by an executive officer

(5) Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-10

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Issuers pursuant to Section 4.11 or Section 4.12 of the Indenture, check the box: 9

If you wish to have a portion of this Note purchased by the Issuers pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount (in original principal amount) below:

$                                          .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(1)

(1) Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-11

SCHEDULE OF EXCHANGES OF NOTES(1)

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Securities Administrator

(1) For Global Notes

A-1-12

EXHIBIT A-2

[FACE OF NOTE]

CLOUD PEAK ENERGY RESOURCES LLC
CLOUD PEAK ENERGY FINANCE CORP.

8.500% Senior Note Due 2019

CUSIP

No.	$

Cloud Peak Energy Resources LLC, a Delaware limited liability company (the “Company”) and Cloud Peak Energy Finance Corp., a Delaware corporation (the “Co-Issuer” and together with the Company, the “Issuers”, which term includes any successor under the Indenture hereinafter referred to), for value received, jointly and severally promise to pay to                                         , or its registered assigns, the principal sum of                          DOLLARS ($            ) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto](3) on December 15, 2019.

Initial Interest Rate:  8.500% per annum.

Interest Payment Dates:  June 15 and December 15, commencing June 15, 2010.

Regular Record Dates:  June 1 and December 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

(3) For Global Notes.

A-2-1

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	CLOUD PEAK ENERGY RESOURCES LLC

By:
Name:
Title:

CLOUD PEAK ENERGY FINANCE CORP.

By:
Name:
Title:

A-2-2

(Form of Certificate of Authentication)

This is one of the 8.500% Senior Notes Due 2019 described in the Indenture referred to in this Note.

Citibank, N.A., as Authentication Agent

By:
Authorized Signatory

A-2-3

[REVERSE SIDE OF NOTE]

CLOUD PEAK ENERGY RESOURCES LLC
CLOUD PEAK ENERGY FINANCE CORP.

8.500% Senior Note Due 2019

1.                                       Principal and Interest.

The Issuers jointly and severally promise to pay the principal of this Note on December 15, 2019.

The Issuers jointly and severally promise to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 8.500% per annum [(subject to adjustment as provided below)].(1)

Interest will be payable semiannually (to the Holders of record of the Notes at the close of business on the June 1 or December 1 immediately preceding the interest payment date) on each interest payment date, commencing June 15, 2010.

[The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated November 25, 2009 between the Issuers and the Initial Purchasers named therein (the “Registration Rights Agreement”).](2)

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note](3) (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date or such other date determined on the date of issue].  Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Issuers will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% in excess of 8.500%.  Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record

(1) Include only for Initial Note or Initial Additional Note.

(2) Include only for Initial Note or Initial Additional Note.

(3) Include only for Exchange Note.

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date, which will be the 15th day preceding the date fixed by the Issuers for the payment of such interest, whether or not such day is a Business Day.  At least 15 days before a special record date, the Issuers will send to each Holder and to the Trustee and the Securities Administrator a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.                                       Indentures; Note Guaranty.

This is one of the 2019 Notes issued as a series under an Indenture dated as of November 25, 2009 (as amended from time to time, the “Indenture”), among the Issuers, the Co-Issuer, the Guarantors party thereto, Wilmington Trust Company, as Trustee and Citibank, N.A., as Securities Administrator.  Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Issuers.  The original aggregate principal amount of the Notes is $300,000,000, but Additional Notes of such series may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.  This Note is guarantied as set forth in the Indenture.

3.                                       Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

Except as set forth in the next three paragraphs, the 2019 Notes are not redeemable at the option of the Issuers.  There will be no mandatory redemption or sinking fund payments applicable to the 2019 Notes.

At any time prior to December 15, 2014, the Issuers may redeem the 2019 Notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, by paying a redemption price equal to 100% of the principal amount of the 2019 Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

At any time and from time to time on or after December 15, 2014, the Issuers may redeem the 2019 Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the redemption date.

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12-month period commencing December 15 in Year	Percentage
2014	104.250%
2015	102.833%
2016	101.417%
2017 and thereafter	100.000%

At any time and from time to time prior to December 15, 2012, the Issuers may redeem the 2019 Notes with the net cash proceeds received by the Company from one or more Equity Offerings at a redemption price equal to 108.500% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the 2019 Notes, including Additional Notes that are 2019 Notes, provided that

(1)      in each case, the redemption takes place not later than 90 days after the closing of the related Equity Offering, and

(2)      not less than 65% of the aggregate principal amount of the 2019 Notes originally issued on the Issue Date remains outstanding immediately thereafter.

If the Issuers deposit with the Securities Administrator money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Issuers may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.                                       Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Trustee or the Securities Administrator may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

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5.                                       Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable.  If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.                                       Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes.  Without notice to or the consent of any Holder, the Issuers, the Trustee and the Securities Administrator may amend or supplement the Indenture or the Notes as described in the Indenture.

7.                                       Authentication.

This Note is not valid until the Trustee or Authenticating Agent signs the certificate of authentication on the other side of this Note.

8.                                       Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.                                       Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Issuers will furnish a copy of the Indenture to any Holder upon written request and without charge.

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[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Issuers with full power of substitution in the premises.

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[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to                             (4), the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐                                    (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐                                    (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐                                    (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Securities Administrator is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

(4) One year after date of initial issuance or a later date when purchased from an affiliate.

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Signature Guarantee:(5)

By
To be executed by an executive officer

(5) Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-2-10

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Issuers pursuant to Section 4.11 or Section 4.12 of the Indenture, check the box: 9

If you wish to have a portion of this Note purchased by the Issuers pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount (in original principal amount) below:

$                                          .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(1)

(1) Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF EXCHANGES OF NOTES(1)

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Securities Administrator

(1) For Global Notes

A-2-12

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of           ,

among

Cloud Peak Energy Resources LLC

and

Cloud Peak Energy Finance Corp.

as Issuers

The Guarantors Party Hereto

and

Wilmington Trust Company,
as Trustee

and

Citibank, N.A.,

as Securities Administrator

8.250% Senior Notes due 2017

8.500% Senior Notes due 2019

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     ,         , Cloud Peak Energy Resources LLC, a Delaware limited liability company (the “Company”), Cloud Peak Energy Finance Corp., a Delaware corporation (the “Co-Issuer,” and together with the Company, the “Issuers”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”), Wilmington Trust Company, as trustee (the “Trustee”) and Citibank, N.A., as Securities Administrator (the “Securities Administrator”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto, the Trustee and the Securities Administrator entered into the Indenture, dated as of November 25, 2009 (the “Indenture”), relating to the Issuers’ 8.250% Senior Notes Due 2017 and to the Issuers’ 8.500% Senior Notes Due 2019 (collectively, the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiaries that Guarantees any Debt under the Credit Agreement to provide Guaranties in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.  Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.  The Note Guaranty of each Undersigned may be released in accordance with the Indenture.

Section 3.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.  This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5.  This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Cloud Peak Energy Resources LLC, as the Company

By:
Name:
Title:

Cloud Peak Energy Finance Corp., as Co-Issuer

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

Wilmington Trust Company, as Trustee

By:
Name:
Title:

Citibank, N.A., as Securities Administrator

By:
Name:
Title:

EXHIBIT C

RESTRICTED LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1)                                  REPRESENTS THAT

(A)                    IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B)                      IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR

(C)                      IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2)                                  AGREES FOR THE BENEFIT OF THE ISSUERS THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A)                    TO THE ISSUERS,

(B)                      PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C)                      TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D)                     IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

C-1

(E)                       IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

(F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE ISSUERS RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-2

EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

D-1

EXHIBIT E

Regulation S Certificate

                       ,

Citibank, N.A.
111 Wall Street, 15th Floor
New York, NY 10005
Attention: 15th Floor Window – Cloud Peak Energy

Re:	Cloud Peak Energy Resources LLC and
Cloud Peak Energy Finance Corp.
[8.250% Senior Notes due 2017]
[8.500% Senior Notes due 2019] (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of November 25, 2009 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐   A.              This Certificate relates to our proposed transfer of $         principal amount of Notes issued under the Indenture.  We hereby certify as follows:

1.               The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.               Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United

States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.               Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.               The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.               If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company, the Co-Issuer or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐   B.                This Certificate relates to our proposed exchange of $         principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.  We hereby certify as follows:

1.               At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.               Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.               The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You, the Trustee and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT F

Rule 144A Certificate

                       ,

Citibank, N.A.
111 Wall Street, 15th Floor
New York, NY 10005
Attention: 15th Floor Window – Cloud Peak Energy

Re:	Cloud Peak Energy Resources LLC and
Cloud Peak Energy Finance Corp.
[8.250% Senior Notes due 2017]
[8.500% Senior Notes due 2019] (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of November 25, 2009 relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐   A.              Our proposed purchase of $         principal amount of Notes issued under the Indenture.

☐   B.                Our proposed exchange of $         principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                   , 200 , which is a date on or since close of our most recent fiscal year.  We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”).  If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the

F-1

Securities Act provided by Rule 144A.  Prior to the date of this Certificate we have received such information regarding the Issuers as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You, the Trustee and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

F-2

EXHIBIT G

Institutional Accredited Investor Certificate

Citibank, N.A.
111 Wall Street, 15th Floor
New York, NY 10005
Attention: 15th Floor Window – Cloud Peak Energy

Re:	Cloud Peak Energy Resources LLC and
Cloud Peak Energy Finance Corp.
[8.250% Senior Notes due 2017]
[8.500% Senior Notes due 2019] (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of November 25, 2009 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐   A.              Our proposed purchase of $         principal amount of Notes issued under the Indenture.

☐   B.                Our proposed exchange of $         principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.                         We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.                         Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.                         We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.                         We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.                         We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.                         The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Issuers, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Issuers, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee and the Securities Administrator a duly completed and signed certificate (the form of which is attached to the Indenture as Exhibit G) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which is attached to the Indenture as Exhibit G) must be delivered to the Trustee and the Securities Administrator.  Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Issuers reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.  We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that neither the Trustee nor the Securities Administrator will be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Issuers, the Trustee and the Securities Administrator that the foregoing restrictions on transfer have been complied with.  We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph.  We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You, the Trustee and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT H

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:                              Citibank, N.A.
111 Wall Street, 15th Floor
New York, NY 10005
Attention: 15th Floor Window – Cloud Peak Energy OR

[Name of DTC Participant]]

Re:	Cloud Peak Energy Resources LLC and
Cloud Peak Energy Finance Corp.
[8.250% Senior Notes due 2017]
[8.500% Senior Notes due 2019] (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of November 25, 2009 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $         principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐   A.              We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐   B.                We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You, the Trustee and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To:	Citibank, N.A.
111 Wall Street, 15th Floor
New York, NY 10005
Attention: 15th Floor Window – Cloud Peak Energy

Re:	Cloud Peak Energy Resources LLC and
Cloud Peak Energy Finance Corp.
[8.250% Senior Notes due 2017]
[8.500% Senior Notes due 2019] (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of November 25, 2009 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $         principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any

Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You, the Trustee and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date:

EXHIBIT I

THIS NOTE IS A TEMPORARY GLOBAL NOTE.  PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE

I-1